                                                                    EXHIBIT 4.28

                                                                               *

================================================================================


                          TRUST INDENTURE AND MORTGAGE

                                  (1997 747-1)

                          Dated as of December 23, 1997



                                     between


                             UNITED AIR LINES, INC.,
                                      Owner


                                       and


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,

                              as Indenture Trustee


                       ----------------------------------

                            Equipment Notes Covering
                           One Boeing 747-422 Aircraft
                      Bearing U.S. Registration No. N193UA
                       -----------------------------------



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



                                TABLE OF CONTENTS


                                                                                        Page
                                                                                        ----
RECITALS...................................................................................1

GRANTING CLAUSE............................................................................1

HABENDUM CLAUSE............................................................................3

ARTICLE 1
DEFINITIONS................................................................................5
         1.01.  Definitions................................................................5

ARTICLE 2
THE EQUIPMENT NOTES.......................................................................19
         2.01.  Equipment Notes; Title and Terms..........................................19
         2.02.  Execution and Authentication..............................................21
         2.03.  Registrar and Paying Agent................................................21
         2.04.  Transfer and Exchange.....................................................22
         2.05.  Noteholder Lists; Ownership of Equipment Notes............................22
         2.06.  Mutilated, Destroyed, Lost or Stolen Equipment Notes......................23
         2.07.  Cancellation..............................................................23
         2.08.  Payment on Equipment Notes................................................23
         2.09.  Termination of Interest in the Indenture Estate...........................24
         2.10.  Withholding Taxes.........................................................24
         2.11.  Subordination.............................................................26
         2.12.  Certain Agreements Regarding Primary Liquidity Facilities.................26

ARTICLE 3
RECEIPT, DISTRIBUTION AND APPLICATION OF FUNDS............................................27
         3.01.  Basic Distributions.......................................................27
         3.02.  Event of Loss; Optional Redemption........................................29
         3.03.  Payments After Indenture Event of Default.................................30
         3.04.  Certain Payments..........................................................33
         3.05.  Other Payments............................................................33

ARTICLE 4
COVENANTS OF OWNER........................................................................33
         4.01. Registration, Maintenance and Operation; Possession and
                  Permitted Leases; Insignia..............................................33


         4.02.  Replacement and Pooling of Parts; Alterations, Modifications
                  and Additions.............................................................38
         4.03.  Insurance...................................................................40
         4.04.  Inspection..................................................................45

ARTICLE 5
EVENT OF LOSS...............................................................................46
         5.01.  (a)      Event of Loss with Respect to the Aircraft.........................46
                (b)      Event of Loss with Respect to an Engine............................49
                (c)      Application of Payments from Governmental Authorities
                         for Requisition of Title, etc......................................50
                (d)      Requisition for Use of the Aircraft by the United States
                         Government or Government of Registry of the Aircraft...............51
                (e)      Requisition for Use of an Engine by the United States
                         Government or the Government of Registry of the Aircraft...........51
                (f)      Application of Payments During Existence of Certain Indenture
                         Defaults and Events of Default.....................................52
         5.02.  Liens.......................................................................52

ARTICLE 6
REDEMPTION OF EQUIPMENT NOTES...............................................................52
         6.01.  Redemption of Equipment Notes upon Certain Events...........................52
         6.02.  Notice of Redemption to Noteholders.........................................53
         6.03.  Deposit of Redemption Price.................................................53
         6.04.  Equipment Notes Payable on Redemption Date..................................53

ARTICLE 7
MATTERS CONCERNING UNCLAIMED MONIES.........................................................54
         7.01.  Repayment of Monies for Equipment Note Payments Held
                  by the Indenture Trustee..................................................54

ARTICLE 8
DEFAULTS AND REMEDIES.......................................................................54
         8.01.  Indenture Events of Default.................................................54
         8.02.  Acceleration; Rescission and Annulment......................................56
         8.03.  Other Remedies Available to Indenture Trustee...............................57
         8.04.  Waiver of Existing Defaults.................................................59
         8.05.  Control by Majority.........................................................59
         8.06.  Rights of Noteholders to Receive Payment....................................60
         8.07.  Indenture Trustee May File Proofs of Claim..................................60

ARTICLE 9
INDENTURE TRUSTEE..........................................................................60
         9.01.  Duties of Indenture Trustee................................................60
         9.02.  Rights of Indenture Trustee................................................60
         9.03.  Individual Rights of Indenture Trustee.....................................61
         9.04.  Funds May Be Held by Indenture Trustee or Paying Agent; Investments........61
         9.05.  Notice of Defaults.........................................................62
         9.06.  Compensation and Indemnity.................................................62
         9.07.  Replacement of Indenture Trustee...........................................63
         9.08.  Successor Indenture Trustee, Agents by Merger, etc.........................64
         9.09.  Eligibility; Disqualification..............................................64
         9.10.  Trustee's Liens............................................................64

ARTICLE 10
TERMINATION OF TRUST INDENTURE ............................................................65
         10.01. Termination of Trust Indenture.............................................65

ARTICLE 11
AMENDMENTS AND WAIVERS.....................................................................66
         11.01.  Amendments to this Agreement Without Consent of Noteholders...............67
         11.02.  Amendments to this Agreement with Consent of Noteholders..................68
         11.03.  Revocation and Effect of Consents.........................................69
         11.04.  Notation on or Exchange of Equipment Notes................................69
         11.05.  Indenture Trustee Protected...............................................69
         11.06.  Amendments, Waivers, etc. of Other Operative Documents....................69

ARTICLE 12
MISCELLANEOUS..............................................................................69
         12.01.  Notices...................................................................69
         12.02.  GOVERNING LAW.............................................................71
         12.03.  Execution in Counterparts.................................................71

SIGNATURES.................................................................................72


Exhibit A     Form of Equipment Notes
Exhibit B-1   Description of Series A Equipment Notes
Exhibit B-2   Description of Series B Equipment Notes
Exhibit B-3   Description of Series C Equipment Notes
Exhibit B-4   Description of Series D Equipment Notes, if any
Exhibit C     Certain Economic Terms
Exhibit D     Form of Indenture Supplement
Exhibit E     Schedule of Countries Authorized for Domicile of Permitted Lessee
Exhibit F     Schedule of Countries for Aircraft Registration

                    TRUST INDENTURE AND MORTGAGE (1997 747-1)


                  This TRUST INDENTURE AND MORTGAGE (1997 747-1) dated as of December 23, 1997 is between UNITED AIR LINES, INC., a Delaware corporation ("Owner"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder (the "Indenture Trustee").


                              W I T N E S S E T H:


                  WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings set forth or referred to in Article 1 hereof;

                  WHEREAS, the parties desire by this Agreement, among other things, (i) to provide for the issuance by the Owner of the Equipment Notes, and
(ii) to provide for the assignment, mortgage and pledge by the Owner to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of certain of the Owner's right, title and interest in and to the Aircraft and certain payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for, among other things, the Owner's obligations to the Indenture Trustee, for the ratable benefit and security of the Noteholders, subject to Section 2.11 and Article 3 hereof;

                  WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner and authenticated and delivered by the Indenture Trustee hereunder, the valid, binding and enforceable obligations of the Owner; and

                  WHEREAS, all things necessary to make this Agreement the legal, valid and binding obligation of the Owner and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;


                                 GRANTING CLAUSE

                  NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the principal of, Break Amount, if any, Make-Whole Amount, if any, and interest on, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder, all other amounts due hereunder and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the other Fundamental Documents to which it is a party, for the benefit of the Noteholders and each of the Indenture Indemnitees, and the prompt payment of any and all amounts from time to time owing hereunder and under the

                                     [Trust Indenture and Mortgage (1997 747-1)]

Participation Agreement by the Owner to the Noteholders and the Indenture Indemnitees, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the Noteholders, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Noteholders and the Indenture Indemnitees from time to time, a first priority security interest in and first priority mortgage lien on all estate, right, title and interest of the Owner in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subject to the Lien hereof (which collectively, including all property hereafter specifically subjected to the lien of this Agreement by any instrument supplemental hereto, are herein called the "Indenture Estate"):

                  (1) the Airframe and Engines (each such Engine having 750 or more rated take-off horsepower or the equivalent thereof) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe and all substitutions or replacements therefor, as provided in this Agreement, together with all Parts of whatever nature which are from time to time included in the "Airframe" or the "Engines", whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs and other related materials with respect to any of the foregoing as may be required to be maintained by the FAA;

                  (2) The Purchase Agreement to the extent the same relates to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Owner, however, all of the Owner's other rights and interest in and to the Purchase Agreement), the Consent and Agreement and the Bills of Sale, together in each case with all rights, powers, privileges, options and other benefits of the Owner thereunder (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder (subject to such reservation), subject to the terms and conditions of the Consent and Agreement;

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  (3) without limiting the generality of the foregoing, all requisition proceeds with respect to the Aircraft or any Part thereof or any other property described in any of the Granting Clauses and all insurance proceeds with respect to the Aircraft or any Part thereof or any other property described in any of the Granting Clauses from insurance required to be maintained by the Owner under Section 4.03, but excluding any insurance maintained by the Owner and not required under Section 4.03 and all proceeds from the sale or disposition of the Aircraft or any other property described in these Granting Clauses;

                  (4) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner pursuant to any term of any Operative Document and held or required to be held by the Indenture Trustee hereunder; and

                  (5) all proceeds of the foregoing.

                  PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Indenture Event of Default shall have occurred and be continuing, (a) the Indenture Trustee shall not take or cause to be taken any action contrary to the Owner's right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Indenture Trustee, with respect to the Purchase Agreement, to exercise in the Owner's name all rights and powers of the buyer under the Purchase Agreement (other than to amend, modify or waive any of the warranties or indemnitees contained therein, except in the exercise of the Owner's reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; and provided, further, that, notwithstanding the occurrence or continuation of an Indenture Event of Default, the Indenture Trustee shall not enter into any amendment of the Purchase Agreement which would increase the obligations of the Owner thereunder or in any way affect the right and interest of Owner under the Purchase Agreement to the extent not assigned hereunder.

                                 HABENDUM CLAUSE

                  TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Indenture Trustee and the Noteholders from time to time, except as provided in Section 2.11 and Article 3 hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of series, priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  1. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under each of the Operative Documents to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Noteholders shall have no obligation or liability under any of the Operative Documents to which the Owner is a party by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee or the Noteholders be required or obligated in any manner to perform or fulfill any obligations of the Owner under any of the Operative Documents to which the Owner is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  2. The Owner does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner, irrevocably, for good and valuable consideration and coupled with an interest and with full power of substitution with full power (in the name of the Owner or otherwise) subject to the terms and conditions of this Agreement, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due and to become due to the Owner under or arising out of the Operative Documents, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises as fully as the Owner itself could do; provided that the Indenture Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

                  3. The Owner agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

                  4. The Owner does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the Lien of this Indenture has not been discharged in accordance with the terms hereof, any of its rights, titles or interests hereby assigned to any Person other than the Indenture Trustee.

                  5. It is hereby further agreed that any and all property described or referred to in the granting clause hereof which is hereafter acquired by the Owner shall ipso facto, and without any other conveyance, assignment or act on the part of the Owner or the Indenture Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  Section 1.01. Definitions. (a) For all purposes of this Agreement and the other Operative Documents, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) each of "Owner," "Indenture Trustee," "Noteholder," "Pass Through Trustee," "Subordination Agent," "Primary Liquidity Provider," or any other Person includes, without prejudice to the provisions of any Operative Documents, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

                  (2) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (5) all references in this Agreement to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement.

                  (b) For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

                  "Acceptable Alternate Engine" means a Pratt & Whitney Model PW4056 engine or an engine of the same or another manufacturer of equivalent or greater value and utility, and suitable for installation and use on the Airframe; provided that such engine shall (i) be of the same make, model and manufacturer as the other engine installed on the Airframe and (ii) be an engine of a type then being utilized by Owner on other Boeing 747- 422 aircraft operated by Owner.

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  "Additional Insured" means the Indenture Trustee, Owner in its capacity as lessor under any Permitted Lease, the Subordination Agent (so long as it is the registered holder of any Equipment Note on behalf of the Pass Through Trustees), each Pass Through Trustee (so long as it is a Noteholder), each Primary Liquidity Provider and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers and employees of each of the foregoing.

                  "Affiliate" with respect to a specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Paying Agent or Registrar.

                  "Aircraft" means the Airframe together with the two Engines whether or not such Engines are installed on the Airframe or any other airframe.

                  "Airframe" means: (i) the Boeing Company Model 747-422 aircraft (excluding Engines or engines from time to time installed thereon) specified by United States Registration Number and Manufacturer's serial number in the initial Indenture Supplement; (ii) any Replacement Airframe which may from time to time be substituted pursuant to Section 5.01(a)(ii) hereof and
(iii) in either case any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of this Agreement shall not be applicable to such Part in accordance with Section 4.02.

                  "Amortization Amount" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the original principal amount of such Equipment Note.

                  "Amortization Schedule" means, with respect to each Series of Equipment Notes, the amortization schedule for such Series as set forth on Exhibit B-1, B-2, B-3 or, if Series D Equipment Notes are issued, B-4, as the case may be.

                  "Applicable Date" has the meaning specified therefor in the definition of "Break Amount".

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  "Applicable Margin" means, with respect to any Series of Equipment Notes, the Series A Margin, the Series B Margin, the Series C Margin, or, if Series D Equipment Notes are issued, the Series D Margin, as the case may be.

                  "Applicable Rate" means for each Interest Period for each Series of Equipment Notes, a rate per annum equal to the Three-Month LIBOR for such Interest Period plus the Applicable Margin.

                  "Appraisers" means, collectively, Aircraft Information Services, Inc., BK Associates, Inc. and AvSolutions Inc., or such other independent aircraft appraiser as may be acceptable to Owner and the Indenture Trustee.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time.

                  "Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement dated as of December 23, 1997 between Owner and Pass Through Trustee, but does not include any Pass Through Trust Supplement.

                  "Bills of Sale" means, collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

                  "Break Amount" means, as of any date of payment, redemption or acceleration for any Series of Equipment Notes (the "Applicable Date"), an amount determined by the Calculation Agent on the date that is two (2) LIBOR Business Days prior to the Applicable Date pursuant to the formula set forth below:

                  The Break Amount shall be calculated as follows:

                  Break Amount = Z-Y

                  Where:

                  X  =  with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount for such Series of Equipment Notes as of the first day of the then applicable Interest Period plus (ii) interest payable thereon during such entire Interest Period at then effective Three-Month LIBOR.

                  Y  =  X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date using then effective Three-Month LIBOR as the discount rate.

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  Z  =  X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the applicable Interest Period, determined by the Calculation Agent as of two LIBOR Business Days prior to the Applicable Date as the discount rate.

No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on, or in respect of, any Applicable Date that is an Interest Payment Date.

                  "Business Day"means any day (x) other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in: Chicago, Illinois; New York, New York; Frankfurt, Germany; and, so long as any Equipment Note is outstanding, the city and state in which the Indenture Trustee, the Subordination Agent or any Pass Through Trustee has its principal place of business or receives and disburses funds and (y) on which dealings are carried on in the London interbank market.

                  "Calculation Agent" means the Indenture Trustee.

                  "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

                  "Citizen of the United States" has the meaning given such term in Section 40102(a)(15) of Title 49 of the United States Code.

                  "Closing" means the closing of the transactions contemplated by the Participation Agreement.

                  "Closing Date" means the date on which the Closing occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended through the Closing Date.

                  "Consent and Agreement" means the Consent and Agreement (1997 747-1) dated as of the date hereof executed by the Manufacturer.

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  "Co-Registrar" shall have the meaning specified therefor in
Section 2.03.

                  "Corporate Trust Department" means the principal office of the Indenture Trustee located at the Indenture Trustee's address for notices under the Participation Agreement or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Owner and each Noteholder.

                  "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Subordination Agent or any Pass Through Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least "A-3" or its equivalent.

                  "Engine" means (i) each of the two Pratt & Whitney Model PW4056 engines listed by manufacturer's serial numbers in the initial Indenture Supplement, and whether or not from time to time installed on such Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any of such two engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom unless the Lien of this Agreement shall not apply to such Parts in accordance with Section 4.02.

                  "Equipment Note" or "Equipment Notes" means any equipment note or notes issued under this Agreement, including each of the Series A, Series B, Series C and, if Series D Equipment Notes are issued, Series D Equipment Notes issued hereunder, substantially in the form of Exhibit A hereto as such form may be varied pursuant to the terms hereof and any and all Equipment Notes issued in replacement or exchange therefor in accordance with the provisions hereof.

                  "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Owner for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the U.S. Government or any government of registry of the Aircraft or any agency or instrumentality thereof), which in the case of any event referred to in this clause (iii) shall

                                     [Trust Indenture and Mortgage (1997 747-1)]

have resulted in the loss of title or possession of such property by Owner for a period in excess of 180 consecutive days; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period in excess of 180 consecutive days, unless Owner, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward, in a manner that does not discriminate against the Aircraft, all steps which are necessary or desirable to permit the normal use of such property by Owner, and Owner, within two years from the time of grounding, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction; (v) the requisition for use by any government of registry of the Aircraft (other than the U.S. government) or any instrumentality or agency thereof, which shall have occurred during the Term and shall have continued for more than two years; and (vi) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 5.02 hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

                  "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of the violations of laws or regulatory requirements of any kind), actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses).

                  "FAA Bill of Sale" means an FAA AC Form 8050-2 bill of sale executed by Manufacturer in favor of Owner and dated the date of delivery of the Aircraft from Manufacturer to Owner pursuant to the terms of the Purchase Agreement.

                  "Federal Aviation Act" means part A of subtitle VII of title 49, United States Code.

                  "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

                  "Final Expected Distribution Date" means December 2, 2002.

                  "FSB" means First Security Bank, National Association.

                  "Fundamental Documents" means, collectively, the Operative Documents and the Pass Through Documents.

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  "Indemnitee" means (i) FSB and the Indenture Trustee, (ii) so long as it holds any Equipment Notes on behalf of any Pass Through Trustee, the Subordination Agent, (iii) the Paying Agent, (iv) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (v) each Primary Liquidity Provider, and (vi) each of their respective affiliates, successors and permitted assigns and each of their respective directors, officers, employees, agents and servants.

                  "Indenture Default" means any event which is, or after notice or passage of time, or both, would be, an Indenture Event of Default.

                  "Indenture Estate" shall have the meaning specified therefor in the Granting Clause hereof.

                  "Indenture Event of Default" shall have the meaning specified therefor in Article 8.

                  "Indenture Indemnitee" means (i) the Indenture Trustee in its individual capacity and as Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to this Agreement, (iii) the Subordination Agent,
(iv) each Primary Liquidity Provider, (v) each Pass Through Trustee, and (vi) each of the respective directors, officers, employees, agents and servants of the persons described in clauses (i) through (v) inclusive above.

                  "Indenture Supplement" means a supplement to this Agreement in the form of Exhibit D hereto.

                  "Indenture Trustee" means First Security Bank, National Association and each other Person which may from time to time be acting as Indenture Trustee in accordance with the provisions of this Agreement.

                  "Insured Amount" has the meaning specified therefor on Exhibit C.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement among the Pass Through Trustees, the Primary Liquidity Providers and the Subordination Agent, dated as of December 23, 1997; provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

                  "Interest Payment Date" means March 2, 1998 and each March 2, June 2, September 2 and December 2 of each year thereafter.

                  "Interest Period" means, with respect to each Series of Equipment Notes initially, the period from (and including) the Issuance Date for such Series and ending on

                                     [Trust Indenture and Mortgage (1997 747-1)]


(but excluding) the first Interest Payment Date following such Issuance Date, and thereafter each successive quarterly period from (and including) the final day of the preceding Interest Period for such Series of Equipment Notes and ending on (but excluding) the next succeeding Interest Payment Date.

                  "Issuance Date" means, with respect to each Series of Equipment Notes, the date such Equipment Notes are issued by the Owner pursuant to the terms hereof.

                  "LIBOR Business Day" means any day other than Saturday, Sunday or any other day on which banks in New York, New York or London, England are required or authorized to be closed.

                  "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

                  "London Reference Banks" means the principal London offices of National Westminster Bank Plc, Barclays Bank Plc and Bayerische Landesbank Girozentrale, or such other bank or banks as may from time to time be agreed by Owner and the Calculation Agent.

                  "Loss Payee Amount" has the meaning specified therefor on Exhibit C.

                  "Loss Payment Date" shall have the meaning specified in
Section 5.01(a).

                  "Majority in Interest of Noteholders" means as of a particular date of determination and subject to Section 2.6 of the Intercreditor Agreement, the holders of a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner, Indenture Trustee or any Affiliate of any such party or any interests of Owner therein unless all Equipment Notes shall be held by any such entity or an Affiliate thereof); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

                  "Make-Whole Amount" with respect to each of the Series A Equipment Notes or the Series B Equipment Notes to be redeemed or purchased on any redemption or purchase date, means an amount which an independent investment banking institution of national standing selected by the Owner (or, following the occurrence and during the continuance of an Indenture Event of Default, the Indenture Trustee) shall determine to be equal to the excess of (i) the sum of the present values, discounted to such redemption or

                                     [Trust Indenture and Mortgage (1997 747-1)]

purchase date, of all the remaining scheduled payments of principal and interest, using then effective Three-Month LIBOR plus the Applicable Margin for each such Series for all remaining interest payments discounted quarterly on each Interest Payment Date, using then effective Three-Month LIBOR less 0.05% as the discount rate over (ii) the aggregate unpaid principal amount of such Series of Equipment Notes plus accrued but unpaid interest thereon.

                  "Manufacturer" means The Boeing Company, and its successors and assigns.

                  "Minimum Liability Insurance Amount" has the meaning specified therefor on Exhibit C.

                  "Moody's" means Moody's Investors Service, Inc. (or any successor thereto).

                  "Non-U.S. Person" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

                  "Noteholder" means a person in whose name an Equipment Note is registered on the Register (including, so long as it holds any Series A, Series B, Series C or, if Series D Equipment Notes are issued and financed by a Pass Through Trustee, Series D Equipment Notes issued hereunder, the Subordination Agent on behalf of the Pass Through Trustee under the applicable Pass Through Trust Agreement pursuant to the provisions of the Intercreditor Agreement).

                  "Note Purchase Agreement" has the meaning specified therefor in the Intercreditor Agreement.

                  "Obsolete Parts Caps" has the meaning specified therefor on Exhibit C.

                  "Operative Documents" means this Agreement, the Participation Agreement, the Consent and Agreement, the Purchase Agreement (to the extent assigned pursuant hereto), Bills of Sale, the Equipment Notes and the initial Indenture Supplement.

                  "Owner" means United Air Lines, Inc., a Delaware corporation and its successors and permitted assigns.

                  "Participation Agreement" means the Participation Agreement (1997 747-1) dated as of the date hereof among Owner, the Pass Through Trustees, the Subordination Agent and the Indenture Trustee.

                  "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) complete Engines or engines, and (b) any Passenger Convenience Equipment), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  "Pass Through Certificates" means any of the Credit Enhanced Pass Through Certificates issued pursuant to any of the Pass Through Trust Agreements.

                  "Pass Through Documents" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Registration Rights Agreement, Note Purchase Agreement and the Primary Liquidity Facilities.

                  "Pass Through Trust" means each of the four separate pass through trusts created pursuant to the related Pass Through Trust Agreement.

                  "Pass Through Trust Agreements" means each of the four separate Pass Through Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of December 23, 1997 and entered into by and between the Owner and a Pass Through Trustee.

                  "Pass Through Trust Supplement" shall have the meaning specified for the term "Trust Supplement" in the Basic Pass Through Trust Agreement.

                  "Pass Through Trustee" means First Security Bank, National Association in its capacity as trustee under each Pass Through Trust Agreement, and such other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

                  "Passenger Convenience Equipment" means severable components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, if and for so long as such equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Owner) in accordance with the provisions of Section 4.02(d) hereof.

                  "Past Due Rate" means, with respect to the principal of or interest, Break Amount, if any, or Make-Whole Amount, if any, on any Equipment Note not paid in full when due (whether at stated maturity, by acceleration or otherwise), or with respect to any other amount payable to the holder thereof thereon or under this Agreement not so paid in full when due, a rate of interest per annum equal to 1.00% per annum above the Three- Month LIBOR for the period applicable thereto plus, in the case of the Series C Equipment Notes, the Applicable Margin payable thereunder (computed on the basis of a year of 360 days and actual days elapsed); but in no event shall such rate exceed the maximum rate permitted by applicable law.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  "Paying Agent" means any Person acting as Paying Agent hereunder pursuant to Section 2.03.

                  "Payment Date" means, with respect to each Series of Equipment Notes, each Interest Payment Date listed on the Amortization Schedule for such Series of Equipment Notes set forth in Exhibit B-1, B-2, B-3 or, if Series D Equipment Notes are issued, B-4, as the case may be.

                  "Permitted Air Carrier" means any Certificated Air Carrier or any air carrier principally domiciled in a country listed on Exhibit E hereto.

                  "Permitted Investment" means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment; (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's and Standard & Poor's of at least"A-1" and "P-1," respectively, having maturities no later than 90 days following the date of such investment; or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least "B/C" by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; provided, however, that : (x) all Permitted Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Permitted Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital and surplus; provided further that (1) any investment of the types described in clauses (a),
(b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution, and (2) all such investments set forth in clauses (a), (b) and (c) above mature no later than the Business Day preceding the next Interest Payment Date; and provided further, that in the case of any Permitted Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code.

                  "Permitted Lien" means (i) the rights of Owner as herein provided (including the rights of any Permitted Lessee under a Permitted Lease), and any other rights of Owner or any other Person existing pursuant to the Operative Documents, (ii) Liens attributable to the Indenture Trustee (both in its capacity as trustee under this Agreement and in its individual capacity), any Pass Through Trustee (in its individual capacity, as Noteholder and as trustee under the Pass Through Trust Agreements) and the Subordination Agent (in its individual capacity, as registered holder of the Equipment Notes on behalf of the Pass

                                     [Trust Indenture and Mortgage (1997 747-1)]

Through Trustees and as agent under the Intercreditor Agreement),
(iii) Liens for Taxes of Owner (or any Permitted Lessee) either not yet due or being contested in good faith by appropriate proceeding so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest thereon, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Owner's or any Permitted Lessee's business securing obligations that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as during such 60-day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), unless there exists a material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or unless the judgment secured shall not, within 60 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 60 days after the expiration of such stay, and (vi) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security in an amount and under terms reasonably satisfactory to the Indenture Trustee.

                  "Permitted Lease" means a lease permitted under Section 4.01(b) hereof.

                  "Permitted Lessee" means the lessee under a Permitted Lease.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Primary Liquidity Facilities" means the two (2) Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with each Primary Liquidity Provider with respect to each of the Class A Trust and the Class B Trust) between the Subordination Agent, as borrower, and a Primary Liquidity Provider, each dated as of December 23, 1997; provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Primary Liquidity Facility shall be effective unless consented to by Owner.

                  "Primary Liquidity Providers" means Kreditanstalt fur Wiederaufbau, as the Primary Liquidity Provider under the Class A Primary Liquidity Facility and the Class B Primary Liquidity Facility (as such terms are defined in the Intercreditor Agreement) or any successor thereto.

                  "Purchase Agreement" means the agreement between Owner and the Manufacturer relating to the purchase by Owner of the Aircraft, as originally executed or as

                                     [Trust Indenture and Mortgage (1997 747-1)]


modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

                  "Record Date" for the interest or Amortization Amount payable on any Equipment Note on any Interest Payment Date or Payment Date (other than the maturity date) for such Equipment Note, as the case may be, means the calendar day (whether or not a Business Day) which is 15 calendar days prior to the related Interest Payment Date or Payment Date.

                  "Redemption Date" means the date on which the Equipment Notes are to be redeemed or purchased pursuant to Section 6.01 or Section 6.02, as the case may be, as specified in the notice delivered pursuant to Section 6.03 hereof.

                  "Redemption Price" means the price at which the Equipment Notes are to be redeemed or purchased, determined as of the applicable Redemption Date, pursuant to Section 6.01 or Section 6.02, as the case may be.

                  "Register" shall have the meaning specified therefor in
Section 2.03.

                  "Registrar" means any person acting as Registrar hereunder pursuant to Section 2.03.

                  "Registration Rights Agreement" has the meaning specified therefor in the Note Purchase Agreement.

                  "Replacement Airframe" means any airframe substituted for an airframe in accordance with Section 5.01(a)(ii) hereof.

                  "Replacement Engine" means any engine substituted for an Engine in accordance with Sections 4.01(d), 5.01(a)(ii) or 5.01(b) hereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Obligations" shall have the meaning specified therefor in Section 2.09.

                  "Senior Noteholder" is defined in Section 2.11(c) hereof.

                  "Series" means any of Series A, Series B, Series C or, if issued, Series D.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  "Series A" or "Series A Equipment Notes" means Equipment Notes issued hereunder and designated as "Series A", in the original principal amount and maturities and bearing interest as specified in Exhibit B-1.

                  "Series B" or "Series B Equipment Notes" means Equipment Notes issued hereunder and designated as "Series B", in the original principal amount and maturities and bearing interest as specified in Exhibit B-2.

                  "Series C" or "Series C Equipment Notes" means Equipment Notes issued hereunder and designated as "Series C", in the original principal amount and maturities and bearing interest as specified in Exhibit B-3.

                  "Series D" or "Series D Equipment Notes" means, if Series D Equipment Notes are issued, the Equipment Notes issued hereunder and designated as "Series D", in the original principal amount and maturities and bearing interest as specified in Exhibit B-4.

                  "Series A Margin" means the margin applicable to the Series A Equipment Notes, as the same is specified on Exhibit B-1.

                  "Series B Margin" means the margin applicable to the Series B Equipment Notes, as the same is specified on Exhibit B-2.

                  "Series C Margin" means the margin applicable to the Series C Equipment Notes, as the same is specified on Exhibit B-3.

                  "Series D Margin" means, if Series D Equipment Notes are issued, the margin applicable to the Series D Equipment Notes, as the same is specified on Exhibit B-4.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw-Hill Inc. ( or any successor thereto).

                  "Subordination Agent" means FSB, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                  "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually, a "Tax").

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  "Three-Month LIBOR" means, in relation to any Interest Period, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for Dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Calculation Agent, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for Dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Calculation Agent, of such rates offered by the London Reference Banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the LIBOR Business Day that is two LIBOR Business Days prior to the first day of such Interest Period for deposits of a duration equal to such Interest Period (or other period most nearly corresponding to such period) in an amount substantially equal to the principal amount of the Equipment Notes outstanding as of the first day of such Interest Period. The Calculation Agent will, if necessary, request that each of the London Reference Banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded upwards to the nearest 1/100%). If no such quotation can be obtained, the rate will be the Three-Month LIBOR for the immediately preceding Interest Period.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trust Indenture and Mortgage" or "this Agreement" or "this Indenture" means this Trust Indenture and Mortgage (1997 747-1), as the same may from time to time be supplemented, amended or modified.

                  "Trustee's Liens" shall have the meaning specified therefor in
 Section 9.10.

                  "United States" or "U.S." means the United States of America.

                  "United States Government" means the federal government of the United States or any instrumentality or agency thereof.

                  "Warranty Bill of Sale" means a full warranty bill of sale executed by the Manufacturer in favor of Owner and dated the date of delivery of the Aircraft to Owner pursuant to the terms of the Purchase Agreement.

                  "Wet Lease" means any arrangement whereby Owner (or any Permitted Lessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall remain in the operational control of Owner (or such Permitted Lessee) and (ii) shall be maintained, insured and otherwise used and operated in accordance with the provisions hereof.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                                    ARTICLE 2

                               THE EQUIPMENT NOTES

                  Section 2.01. Equipment Notes; Title and Terms. The Equipment Notes shall be issued in three separate series (or, if Series D Equipment Notes are issued, four separate series) designated as Series A, Series B, Series C and, if issued, Series D, shall be dated the applicable Issuance Date with respect to such Series, and shall be in the maturities and principal amounts and shall bear interest as specified in Exhibit B-1, B-2, B-3 or, if Series D Equipment Notes are issued, B-4, as the case may be. Each Series A, Series B and Series C Equipment Note shall be issued to the Subordination Agent as nominee for the Pass Through Trustee under the applicable Pass Through Trust Agreement. The Issuance Date for the Series A, Series B and Series C Equipment Notes will be the Closing Date. Owner shall have the option to issue the Series D Equipment Notes at any time at or after the Closing Date, subject to compliance with the applicable terms of the Intercreditor Agreement. In the event Owner exercises such option to issue the Series D Equipment Notes, the parties hereto agree to execute and deliver a supplement to this Agreement specifying the original principal amount, maturity date, Series D Margin and Amortization Schedule necessary to complete Exhibit B-4 with respect to such Series and otherwise amending this Agreement as may be necessary or reasonably appropriate in connection with such issuance but without affecting the rights of the holders of Series A, Series B or Series C Equipment Notes.

                  Each Series of Equipment Notes shall bear interest at the Applicable Rate for such Series (calculated on the basis of a year of 360 days and the actual number of days elapsed) on the unpaid principal amount thereof from time to time outstanding, payable in arrears on each Interest Payment Date until maturity. The principal of each Equipment Note shall be payable in installments, on each Payment Date, in amounts equal to the Amortization Amount for such Payment Date. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Past Due Rate (calculated on the basis of a year of 360 days and the actual number of days elapsed) on any part of the principal amount, Break Amount, if any, Make-Whole Amount, if any, and, to the extent permitted by applicable law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether as stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled

                                     [Trust Indenture and Mortgage (1997 747-1)]


date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, interest at the then effective Applicable Rate shall accrue on the amount of such payment during such extension.

                  The Equipment Notes are not redeemable or subject to purchase prior to maturity except as provided in this Agreement.

                  In the case of the Series A and Series B Equipment Notes, if the Owner has failed to effect a Registration Event (as defined in the Registration Rights Agreement) on or prior to July 1, 1998, or if the Shelf Registration Statement (as defined in the Registration Rights Agreement) ceases to be effective for more than 60 days in any twelve-month period, whether or not consecutive, the Applicable Margin shall be increased by .50% per annum from July 1, 1998, if no Registration Event has occurred, or from the 61st day of such twelve-month period in the case of such Shelf Registration Statement ceasing to be effective, until the Owner effects a Registration Event, or causes such Shelf Registration Statement to be effective, as more particularly set forth in the Registration Rights Agreement.

                  Section 2.02. Execution and Authentication. (a) Equipment Notes shall be executed on behalf of the Owner by the manual or facsimile signature of one of its authorized officers.

                  (b) If any officer of the Owner executing an Equipment Note no longer holds that office at the time such Equipment Note is executed on behalf of the Owner, such Equipment Note shall be valid nevertheless.

                  (c) At any time and from time to time after the execution of the Equipment Notes, the Owner may deliver such Equipment Notes to the Indenture Trustee for authentication and, subject to the provisions of Section 2.10, the Indenture Trustee shall authenticate the Equipment Notes by manual signature upon written orders of the Owner. Equipment Notes shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

                  (d) An Equipment Note shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the Owner by the manual or facsimile signature of an officer of the Owner as provided in Section 2.02(a) and until authenticated on behalf of the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee as provided in Section 2.02(c). Such signatures shall be conclusive evidence that such Equipment Note has been duly executed, authenticated and issued under this Agreement.

                  Section 2.03. Registrar and Paying Agent. The Indenture Trustee shall maintain an office or agency where the Equipment Notes may be presented for registration of

                                     [Trust Indenture and Mortgage (1997 747-1)]


transfer or for exchange (the "Registrar") and an office or agency where (subject to Sections 2.04 and 2.08) the Equipment Notes may be presented for payment or for exchange (the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Equipment Notes and to their transfer and exchange and the payments of Amortization Amounts thereon, if any. The Indenture Trustee may appoint one or more co-registrars (the "Co-Registrars") and one or more additional Paying Agents for the Equipment Notes and the Indenture Trustee may terminate the appointment of any Co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

                  The Indenture Trustee shall initially act as Registrar and Paying Agent.

                  Section 2.04. Transfer and Exchange. At the option of the Noteholder thereof, Equipment Notes may be exchanged for an equal aggregate principal amount of other Equipment Notes of the same Series, maturity and type and of any authorized denominations or transferred upon surrender of the Equipment Notes to be exchanged or transferred at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.03. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Indenture Trustee shall authenticate and deliver, the replacement Equipment Notes, dated the same date as the Equipment Note or Equipment Notes being replaced which the Noteholder making the exchange is entitled to receive.

                  All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes shall be the valid obligations of the Owner, evidencing the same obligations, and entitled to the same security and benefits under this Agreement, as the Equipment Notes surrendered upon such registration of transfer or exchange.

                  Every Equipment Note presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Noteholder thereof or his attorney duly authorized in writing. Indenture Trustee may require such evidence reasonably satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities laws of any applicable state. Each initial Noteholder and each transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to be bound by and comply with the provisions of the Participation Agreement, this Indenture, the Note Purchase Agreement and each other Fundamental Document applicable to a Noteholder.

                  No service charge shall be made to a Noteholder for any registration of transfer or exchange of Equipment Notes, but the Registrar may, as a condition to any transfer or exchange hereunder, require payment of a sum sufficient to cover any tax or other

                                     [Trust Indenture and Mortgage (1997 747-1)]


governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

                  The Registrar shall not be required to register the transfer of or to exchange any Equipment Note called for redemption or purchase pursuant to such Section 6.01 or 6.02.

                  Section 2.05. Noteholder Lists; Ownership of Equipment Notes.
(a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders, which list shall be available to the Owner or its representative (which may be the Owner Participant) and the Owner for inspection. If the Indenture Trustee is not the Registrar, the Registrar shall be required to furnish to the Indenture Trustee quarterly on or before each Interest Payment Date, and at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Noteholders.

                  (b) Ownership of the Equipment Notes shall be proved by the Register kept by the Registrar. Prior to due presentment for registration of transfer of any Equipment Note, the Owner, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name any Equipment Note is registered as the absolute owner of such Equipment Note for the purpose of receiving payment of principal (including, subject to the provisions herein regarding the applicable Record Dates, Amortization Amounts) of, Break Amount, if any, Make-Whole Amount, if any, and interest on such Equipment Note and for all other purposes whatsoever, whether or not such Equipment Note is overdue, and none of the Owner, the Indenture Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  Section 2.06. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the Noteholder of such Equipment Note, issue and execute, and the Indenture Trustee shall authenticate and deliver, in replacement thereof, as applicable, a new Equipment Note of the same Series and having the same maturity, payable to the same Noteholder in the same principal amount and dated the same date as the Equipment Note so mutilated, destroyed, lost or stolen. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the Noteholder of such Equipment Note shall furnish to the Owner and the Indenture Trustee such security or indemnity as may be required by it to save the Owner and the Indenture Trustee harmless and evidence satisfactory to the Owner and the Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  Section 2.07. Cancellation. The Registrar and any Paying Agent shall forward to the Indenture Trustee all Equipment Notes surrendered to them for replacement, redemption, registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, registration of transfer, exchange, payment or cancellation and shall destroy cancelled Equipment Notes.

                  Section 2.08. Payment on Equipment Notes. The principal amount of, interest on, Break Amount, if any, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., Chicago, Illinois time, on the due date of payment to the Indenture Trustee at the Corporate Trust Department for distribution among the Noteholders in the manner provided herein. The Owner shall not have any responsibility for the distribution of such payment to any Noteholder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Noteholder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article 3 of this Agreement) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 1:00 p.m., Chicago, Illinois time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Applicable Rate until such payment is made and the Indenture Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made free and clear of and without deduction for or on account of all wire and like charges without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Applicable Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Agreement to the contrary, the Indenture Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Indenture Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 11:00 a.m., Chicago, Illinois time, at the place of payment.

                  Section 2.09. Termination of Interest in the Indenture Estate. No Noteholder or Indenture Indemnitee shall have any further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of, Break Amount, if any, Make-Whole Amount, if any, and interest on all Equipment Notes held by such Noteholder and all other

                                     [Trust Indenture and Mortgage (1997 747-1)]


sums payable to such Noteholder or Indenture Indemnitee, as the case may be, hereunder, under such Equipment Notes and under the other Fundamental Documents (collectively, the "Secured Obligations") shall have been paid in full.

                  Section 2.10. Withholding Taxes. The Indenture Trustee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of principal amount of, interest on, Break Amount, if any, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof (but in no event later than 30 days after the due date thereof) it will deliver to each Noteholder (with a copy to the Owner) appropriate receipts and a U.S. Treasury Form 1042-S and Form 8109 or Form 8109-B (or similar form at any relevant time in effect) showing the payment thereof, together with such additional documentary evidence as any such Noteholder may reasonably request from time to time.

                  If a Noteholder which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form 1001 or W-8 (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such Noteholder is made (but prior to the making of such payment), or in either of the two preceding calendar years or such other previous period if such forms continue to apply under applicable law with respect to the year in which such payment is made, and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Indenture Trustee has no reason to believe that any information set forth in such form is inaccurate), the Indenture Trustee shall withhold only the amount, if any, required by law (after taking into account any applicable exemptions properly claimed by the Noteholder) to be withheld from payments hereunder or under the Equipment Notes held by such Noteholder in respect of United States federal income tax. If a Noteholder (x) which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form 4224 in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made or for any other period in which such form applies under applicable law and in which a payment is made (but prior to the making of any payment for such year or other period), and

                                     [Trust Indenture and Mortgage (1997 747-1)]


has not notified the Indenture Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Indenture Trustee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such Noteholder, no amount shall be withheld from payments in respect of United States federal income tax. If any Noteholder has notified the Indenture Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such Noteholder has not filed a form claiming an exemption from United States withholding tax which is applicable to any relevant period in which a payment is made or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such Noteholder, the Indenture Trustee agrees to withhold from each payment due to the relevant Noteholder withholding taxes at the appropriate rate under law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by law.

                  Owner shall not have any liability for the failure of the Indenture Trustee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Noteholder hereunder.

                  Section 2.11. Subordination. (a) The Indenture Trustee and, by acceptance of its Equipment Notes of any Series, each Noteholder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Noteholder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 8.01(e) or (f) hereof, except as expressly provided in Article 3 hereof.

                  (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Noteholder of such Series agrees that in the event that such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.11 or Article 3 hereof, it will hold any amount so received in trust for the Senior Noteholder (as defined in Section 2.11(c) hereof) and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in the Article 3 hereof.

                  (c) As used in this Section 2.11, the term "Senior Noteholder" shall mean, (i) the Noteholders of Series A until the Secured Obligations in respect of

                                     [Trust Indenture and Mortgage (1997 747-1)]


Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid in full, the Noteholders of Series B until the Secured Obligations in respect of Series B Equipment Notes have been paid in full and (iii) after the Secured Obligations in respect of Series B Equipment Notes have been paid in full and if any Series D Equipment Notes have been issued, the Noteholders of Series C until the Secured Obligations in respect of Series C Equipment Notes have been paid in full; provided, however, that in the event that a Series of Equipment Notes shall be redeemed pursuant to the provisions of Section 6.01(b), the amounts received by the Indenture Trustee in connection with such redemption shall be applied in accordance with the provisions of Section 3.02(b) notwithstanding anything contained in this Section 2.11 to the contrary.

                  Section 2.12. Certain Agreements Regarding Primary Liquidity Facilities. The Owner agrees to pay to the Indenture Trustee for distribution in accordance with Section 3.04 hereof: (i) an amount equal to the fees payable to the relevant Primary Liquidity Provider under the related Fee Letter (as defined in the Intercreditor Agreement as originally in effect or as amended with the consent of the Owner Participant) multiplied by a fraction the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all "Series A Equipment Notes" and "Series B Equipment Notes" (each as defined in the Intercreditor Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under
Section 3.07 of each Primary Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) any amounts owed to the Primary Liquidity Providers by the Subordination Agent as borrower under Section 3.01 (other than in respect of an Unpaid Advance or Applied Downgrade Advance), 3.02, 3.03 (other than in respect of an Unpaid Advance or Applied Downgrade Advance), 7.05 or 7.07 of each Primary Liquidity Facility (or similar provisions of any succeeding Primary Liquidity Facility) multiplied by (y) the fraction specified in the foregoing clause (i); and (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series A Equipment Note or Series B Equipment Note,
(x) the excess, if any, of (1) the sum of (x) the amount equal to interest on any Unpaid Advance or Applied Downgrade Advance payable under Section 3.07 of each Primary Liquidity Facility plus (y) any other amounts payable in respect of such Unpaid Advance or Applied Downgrade Advance under Section 3.01, 3.03 or
3.09 of the applicable Primary Liquidity Facility over (2) the sum of Investment Earnings from any such Unpaid Advance or Applied Downgrade Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by the Owner on the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance or Applied Downgrade Advance was made, multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series A Equipment Notes" and

                                     [Trust Indenture and Mortgage (1997 747-1)]


"Series B Equipment Notes" (each as defined in the Intercreditor Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"). For purposes of this paragraph, the terms "Applied Downgrade Advance", "Downgrade Advance", "Final Advance", "Investment Earnings" and "Unpaid Advance" shall have the meanings specified in each Primary Liquidity Facility or the Intercreditor Agreement referred to therein.

                                    ARTICLE 3

                            RECEIPT, DISTRIBUTION AND
                              APPLICATION OF FUNDS

                  Section 3.01. Basic Distributions. Except as otherwise provided in Section 3.03 hereof, each periodic payment of principal or interest on the Equipment Notes received by the Indenture Trustee shall be promptly distributed in the following order of priority:

First, (i) so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the holders of Series A Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Series A Equipment Notes held by such Noteholder bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

                  (ii) after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the holders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Series B Equipment Notes held by such Noteholder bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

                  (iii) after giving effect to paragraph (ii) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the holders of Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Series C Equipment Notes held by such Noteholders bears to the aggregate amount of the payments then due under all Series C Equipment Notes; and

                  (iv) if any Series D Equipment Notes have been issued, after giving effect to paragraph (iii) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest) then due under all Series D Equipment Notes shall be distributed to the holders of Series D Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Series D Equipment Notes held by such Noteholders bears to the aggregate amount of the payments then due under all Series D Equipment Notes.


Second, the balance, if any, of such installment remaining thereafter shall be distributed to the Owner.

                  Section 3.02. Event of Loss; Optional Redemption. (a) Except as otherwise provided in Section 3.03 hereof, any payments received by the Indenture Trustee in connection with a mandatory redemption of the Equipment Notes pursuant to Section 6.01(a) following an Event of Loss respect to the Aircraft shall be applied to redemption of the Equipment Notes and to all other Secured Obligations by applying such funds in the following order of priority:

First,            (i)   to reimburse the Indenture Trustee and the Noteholders
                  for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Documents and then (ii) to pay any other amounts then due (except as provided in clause "Second" below) to the Indenture Trustee, the Noteholders and the other Indenture Indemnitees under this Indenture, the Participation Agreement, the Equipment Notes or any other Fundamental Documents;

Second,           (i)   to pay the amounts specified in paragraph (i) of clause
                  "First" of Section 3.01 hereof;

                  (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "First" of
                  Section 3.01 hereof; and

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (iii) after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause "First" of
                  Section 3.01 hereof; and

                  (iv) if any Series D Equipment Notes have been issued after giving effect to paragraph (iii) above, to pay the amounts specified in paragraph (iv) of clause "First" of Section 3.01 hereof; and

Third,            as provided in clause "Second" of Section 3.01 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 5.01 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Indenture Trustee shall be held by the Indenture Trustee as permitted by Section 5.01 hereof (provided that such moneys shall be invested as provided in Section 9.04 hereof) as additional security for the obligations of Owner under the Operative Documents and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner's written request upon the release of such Airframe or Engine and the replacement thereof as provided herein.

                  (b) Except as otherwise provided in Section 3.03 hereof, any payments received by the Indenture Trustee in connection with an optional redemption of any Series of the Equipment Notes pursuant to Section 6.01(b) shall be applied to redemption of such Series of Equipment Notes and to all other Secured Obligations due and owing the holders of such Series by applying such funds in the following order of priority:

First, to reimburse the Indenture Trustee and the holders of such Series for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement or indemnity by Owner under the Operative Documents;

Second, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest) then due under such Series of Equipment Notes and all other Secured Obligations due and owing to the holders of such Series of Equipment Notes shall be distributed to the holders of such Series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under all Equipment Notes of such Series held by such Noteholders bears to the aggregate amount of the payments then due under all Equipment Notes of such Series; and

Third,            as provided in clause "Second" of Section 3.01 hereof.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  Section 3.03.  Payments After Indenture Event of Default.

                  Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Indenture Trustee (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article 8 hereof) after an Indenture Event of Default shall have occurred and be continuing and after the declaration specified in
Section 8.02 hereof, as well as all payments or amounts then held by the Indenture Trustee as part of the Indenture Estate, shall be promptly distributed by the Indenture Trustee in the following order of priority:

First,            so much of such payments or amounts as shall be required to
                  (i) reimburse the Indenture Trustee or FSB for any Tax
                  (except to the extent resulting from a failure of the Indenture Trustee to withhold taxes pursuant to Section 2.10 hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the proceeds of, the Indenture Estate pursuant to Section 8.03 hereof) incurred by the Indenture Trustee or FSB (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee, FSB or the Noteholders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, FSB or any Noteholder, liquidated or otherwise, upon such Event of Default shall be applied by the Indenture Trustee as between itself, FSB and the Noteholders in reimbursement of such expenses and any other expenses for which the Indenture Trustee, FSB or the Noteholders are entitled to reimbursement under any Operative Document; and (ii) pay all amounts payable to the other Indenture Indemnitees hereunder and under the other Fundamental Documents; and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without prior of one over the other, in proportion to the amounts owed each hereunder and under the other Fundamental Documents;

Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Noteholders for payments made pursuant to Section 9.06 hereof (to the extent not previously reimbursed), shall be distributed to such then existing or prior Noteholders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Noteholder pursuant to said Section 9.06 hereof;

Third,   (i)      so much of such payments or amounts remaining as shall be
                  required to pay in full the aggregate unpaid principal amount of all Series A Equipment Notes,

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  and the accrued but unpaid interest and other amounts due thereon (including Break Amount, if any) and all other Secured Obligations owed in respect of the Series A Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series A Equipment Notes held by each Noteholder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (including Break Amount, if any) to the date of distribution, bears to the aggregate unpaid principal amount of all Series A Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon (including Break Amount, if any) to the date of distribution;

         (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (including Break Amount, if any) and all other Secured Obligations in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (including Break Amount, if any) to the date of distribution, bears to the aggregate unpaid principal amount of all Series B Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon (including
                  Break Amount, if any) to the date of distribution; and

         (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (including Break Amount, if any) and all other Secured Obligations in respect of the Series C Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series C Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series C Equipment Notes held by each Noteholder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (including Break Amount, if any) to the date of distribution, bears to the aggregate

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  unpaid principal amount of all Series C Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon (including Break Amount, if any) to the date of distribution; and

         (iv) if any Series D Equipment Notes have been issued, after giving effect to paragraph (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series D Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (including Break Amount, if any) and all other Secured Obligations in respect of the Series D Equipment
                  Notes to the date of distribution, shall be distributed to the Noteholders of Series D Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Series D Equipment Notes held by each Noteholder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (including Break Amount, if any) to the date of distribution, bears to the aggregate unpaid principal amount of all Series D Equipment Notes held by all such Noteholders plus the accrued but unpaid interest and other amounts due thereon (including
                  Break Amount, if any) to the date of distribution;

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

                  No Make-Whole Amount shall be payable in connection with an Indenture Event of Default or distributable under this Section 3.03.

                  Section 3.04.  Certain Payments.

                  (a) Any payments received by the Indenture Trustee for which no provision as to the application thereof is made in this Agreement and for which such provision is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Document, as the case may be.

                  (b) Notwithstanding anything to the contrary contained in this
Article 3, the Indenture Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Indenture Trustee in its individual capacity, any Noteholder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 5(b) of the Participation Agreement, directly to the Person entitled thereto. Subject to the foregoing sentence of this Section 3.04(b), any payment under Section 2.12 shall be distributed to the Subordination Agent to the distributed in accordance with the terms of the Intercreditor Agreement.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  Section 3.05.  Other Payments.

                  Any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Agreement or in any other Operative Document shall be distributed by the Indenture Trustee to the extent received or realized at any time prior to payment of all Secured Obligations, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause "Fourth" of Section 3.03 hereof.


                                  ARTICLE 4

                              COVENANTS OF OWNER

                  So long as the Airframe or any Engine is subject to the Lien of this Agreement, the Owner covenants and agrees as follows:

                  Section 4.01. Registration, Maintenance and Operation; Possession and Permitted Leases; Insignia.

                  (a) (1) Registration and Maintenance. The Owner, at its own cost and expense, shall (or shall cause any Permitted Lessee to): (i) on or prior to the Closing Date, cause the Aircraft to be duly registered in its name, and, subject to subparagraph (3) of this
         Section 4.01(a), to remain duly registered in its name under the Federal Aviation Act; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (x) so as at all times to keep the Aircraft in as good an operating condition, ordinary wear and tear excepted, as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under (I) the Federal Aviation Act, except when all of Owner's Boeing Model 747-422 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA unless such grounding was caused by the failure of Owner to maintain, service, repair and overhaul the Aircraft in accordance with the terms hereof, or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all of Owner's Boeing Model 747-422 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of

                                     [Trust Indenture and Mortgage (1997 747-1)]


         such grounding) registered in such jurisdiction have been grounded by the aeronautical authority of such jurisdiction unless such grounding was caused by the failure of Owner to maintain, service, repair and overhaul the Aircraft in accordance with the terms hereof and (y) in in substantially the same manner as Owner (or any Permitted Lessee) maintains, services, repairs or overhauls similar aircraft operated by Owner (or Permitted Lessee) in similar circumstances and without discriminating against the Aircraft; and (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered.

                  (2) Operation. Owner will not (or permit any Permitted Lessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any material law or any rule, regulation, treaty, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, Owner or any Permitted Lessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license, registration or violation in any reasonable manner which does not materially adversely affect the Lien of this Agreement. If the indemnities or insurance specified in Section 4.03(f), or some combination thereof in amounts equal to amounts required by Section 4.03(f), have not been obtained, Owner will not operate the Aircraft, or permit any Permitted Lessee to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 4.03; provided, however, that the failure of Owner to comply with the provisions of this sentence shall not give rise to an Indenture Event of Default where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of Owner and Owner is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

                  (3) Reregistration. Subject to the terms and conditions of
         Section 6(a) of the Participation Agreement, the Owner may at any time cause the Aircraft to be re- registered under the laws of another country.

                  (b) Possession and Permitted Leases. Owner will not, without the prior written consent of Indenture Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as such action shall not deprive the Indenture Trustee of the perfected Lien of this Agreement on the Airframe or any Engine, Owner may, without the prior written consent of Indenture Trustee:

                                     [Trust Indenture and Mortgage (1997 747-1)]

                           (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Owner (or any Permitted Lessee) in the ordinary course of its business with any air carrier; provided, that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, and (B) if Owner's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Owner shall (or shall cause any Permitted Lessee to) comply with Section 5.01(b) hereof in respect thereof;

                           (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or in or Engine or any Part of any thereof or for alterations or modifications additions to such Airframe or Engine to the extent required or permitted by the terms hereof;

                           (iii) install an Engine on an airframe owned by Owner (or any Permitted Lessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, provided that Owner's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                           (iv) install an Engine on an airframe leased to Owner (or any Permitted Lessee) or purchased by Owner (or any Permitted Lessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except:
         (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this Section 4.01(b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                           (v) install an Engine on an airframe owned by Owner (or any Permitted Lessee), leased to Owner (or any Permitted Lessee) or purchased by Owner

                                     [Trust Indenture and Mortgage (1997 747-1)]


         (or any Permitted Lessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph
         (iii) nor subparagraph (iv) of this Section 4.01(b) is applicable, provided that any divestiture of title to such Engine resulting from such installation shall be deemed an Event of Loss with respect to such Engine and Owner shall (or shall cause any Permitted Lessee to) comply with Section 5.01(b) hereof in respect thereof;

                           (vi) transfer (or permit any Permitted Lessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program so long as Owner (or any Permitted Lessee) shall promptly notify Indenture Trustee (x) upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and (y) of the name and the address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given pursuant to
         Section 15 hereof;

                           (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a lease, contract or other instrument; or

                           (viii) Owner may, at any time so long as no Indenture Default under Section 8.01(a), (e) or (f) hereof or any Indenture
         Event of Default shall have occurred and be continuing, enter into a lease of the Aircraft, Airframe or any Engine with (1) a Certificated Air Carrier, (2) any other Permitted Air Carrier, or (3) any other Person; provided that (A) no such lease shall be permitted to a lessee that is subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the lease is entered into, (B) in the case of a lease under subclause (2) or (3) above, on the date of such lease, the United States and the country in which such lessee is domiciled and principally located maintain diplomatic relations (which for purposes of this clause (viii) shall include Taiwan and any other country that is similarly situated) and
         (C) in the case only of a lease to any Person under subclause (3) above, the Indenture Trustee receives at the time of such lease an opinion of counsel to the effect that there exist no possessory rights in favor of the lessee under the laws of such lessee's country which would, upon bankruptcy or insolvency of or other default by the Owner or the lessee, prevent the return of such Engine or Airframe and such Engine or engine to the Indenture Trustee in accordance with and when permitted by the terms of Section 8.03 upon the exercise by the Indenture Trustee of its remedies pursuant to such Section.

                  The rights of any Permitted Lessee or other transferee (other than a transferee where the transfer is of an Engine which is to be an Event of
Loss) shall be subject and subordinate to, all the terms of this Agreement (and any Permitted Lease shall expressly state

                                     [Trust Indenture and Mortgage (1997 747-1)]


that it is so subject and subordinate), including, without limitation, the Indenture Trustee's right to repossess the Aircraft and to void any lease upon such repossession, and Owner shall remain primarily liable for the performance of all of the terms of this Agreement, and the terms of any such Permitted Lease shall not permit any Permitted Lessee to take any action not permitted to be taken by Owner in this Agreement with respect to the Aircraft. No pooling agreement, Permitted Lease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Owner's obligations to the Indenture Trustee under this Agreement or constitute a waiver of Indenture Trustee's rights or remedies hereunder. The Indenture Trustee agrees, for the benefit of Owner (and any Permitted Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by Owner (or any Permitted Lessee), any lessor of any engine other than an Engine leased to Owner (or any Permitted Lessee) and any conditional vendor of any engine other than an Engine purchased by Owner (or any Permitted Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under this Agreement in any engine so owned, leased or purchased and that neither the Indenture Trustee nor its successors or assigns will acquire or claim, as against Owner (or any Permitted Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Indenture Trustee shall not be for the benefit of any lessor or secured party of an airframe leased to Owner (or any Permitted Lessee) or purchased by Owner (or any Permitted Lessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee or any other holder of a security interest in an airframe owned by Owner (or any Permitted Lessee), on which airframe Owner (or any Permitted Lessee) then proposes to install an Engine, unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Indenture Trustee, any right, title or interest in an Engine as a result of such Engine being installed on such airframe. Owner shall provide the Indenture Trustee with a copy of any Permitted Lease or any instrument evidencing a transfer pursuant to paragraph (vii) of this Section 4.01(b), in either case having a term of more than one (1) year, as promptly as practicable after entering into such Permitted Lease or other transfer.

                  Any Wet Lease or similar arrangement under which Owner maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 4.01. The Indenture Trustee acknowledges that any consolidation or merger of Owner or conveyance, transfer or lease of all or substantially all of Owner's assets permitted by the Operative Documents shall not be prohibited by this Section 4.01.

                  (c) Insignia. On or prior to the Closing Date, or as soon thereafter as practicable, Owner agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                                     [Trust Indenture and Mortgage (1997 747-1)]


                                  Mortgaged To

       First Security Bank, National Association, as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Indenture Trustee, in each case as permitted under the Operative Documents).

                  Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Owner (or any Permitted Lessee) from placing its customary colors and insignia on the Airframe or any Engine.

                  (d) Substitution of Engines. The Owner may at any time, at no cost to the Indenture Trustee, replace any Engine subjected to the Lien hereof by causing an Acceptable Alternate Engine to be substituted for such Engine hereunder in accordance with the provisions of Section 5.01(b) hereof to the same extent as if an Event of Loss has occurred with respect to such Engine.

                  Section 4.02. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

                  (a) Replacement of Parts. Owner, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 4.02(c). All replacement Parts shall be owned by Owner free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 4.02(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility substantially equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Agreement, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 4.02(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) such replacement Part shall become subject to the Lien of this Agreement and be deemed a Part

                                     [Trust Indenture and Mortgage (1997 747-1)]


for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall be free and clear of all rights of the Indenture Trustee and shall no longer be deemed a Part hereunder.

                  (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 4.02(a) hereof may be subjected by Owner (or any Permitted Lessee) to a pooling arrangement of the type which is permitted by
Section 4.01(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 4.02(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with such Sections may be owned by any third party subject to such a pooling arrangement, provided, that Owner (or any Permitted Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Agreement, free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by Owner (or any Permitted Lessee) which shall become subject to the Lien of this Agreement, free and clear of all Liens other than Permitted Liens.

                  (c) Alterations, Modifications and Additions. Owner, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required to be made from time to time so as to comply with any law, rule, regulation or order of any regulatory agency or body of any jurisdiction in which the Aircraft may then be registered; provided, however, that, Owner or any Permitted Lessee may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Lien of this Agreement. In addition, Owner (or any Permitted Lessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Owner (or any Permitted Lessee) may deem desirable in the proper conduct of its business, including removal of Parts which Owner (or any Permitted Lessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition diminishes the condition or airworthiness of the Airframe or such Engine, or materially diminishes the value, utility or, in regard to the Airframe, remaining useful life of the Airframe or such Engine below the condition, airworthiness, value, utility or, in regard to the Airframe, remaining useful life thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Agreement. In addition, the value (but not the utility, condition or airworthiness) of the Airframe or any Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed the Obsolete Parts Cap. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of

                                     [Trust Indenture and Mortgage (1997 747-1)]


such alteration, modification or addition (except those parts which are excluded from the definition of Parts or which may be removed by Owner pursuant to the next sentence) (the "Additional Parts") shall, without further act, become subject to the Lien of this Agreement. Notwithstanding the foregoing sentence, Owner (or any Permitted Lessee), may, at its own expense, at any time remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without diminishing the condition, airworthiness, value or utility of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed to be subject to the Lien of this Agreement or part of the Airframe or Engine from which it was removed.

                  (d) Certain Matters Regarding Passenger Convenience Equipment. Owner may at any time and from time to time install on the Airframe Passenger Convenience Equipment that is (i) owned by another Person and leased to Owner,
(ii) sold to Owner by another Person subject to a conditional sale contract or other retained security interest, (iii) leased to Owner pursuant to a lease which is subject to a security interest in favor of another Person or (iv) installed on the Aircraft subject to a license granted to Owner by another Person, and in any such case the Indenture Trustee will not acquire or claim, as against any such other Person, any right, title or interest in any such Passenger Convenience Equipment solely as a result of its installation on the Airframe.

                  Section 4.03.  Insurance.

                  (a)  Public Liability and Property Damage Insurance.
(1) Except as provided in clause (2) of this Section 4.03(a), and subject to self-insurance to the extent permitted by Section 4.03 hereof, Owner will carry or cause to be carried with respect to the Aircraft at its or any Permitted Lessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury, and property damage liability) insurance (exclusive of manufacturer's product liability insurance and including, without limitation, aircraft war risk and hijacking insurance, if and to the extent the same is maintained by Owner (or Permitted Lessee) with respect to other aircraft owned or leased, and operated by Owner (or Permitted Lessee) on the same routes) and (ii) cargo liability insurance, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Owner of the same type as the Aircraft and (y) the Minimum Liability Insurance Amount, (B) of the type and covering the same risks as from time to time are applicable to aircraft owned or leased and operated by Owner of the same type as the Aircraft, and (C) which is maintained

                                     [Trust Indenture and Mortgage (1997 747-1)]


in effect with insurers of recognized reputation and responsibility; provided, however, that Owner need not maintain cargo liability insurance, or may maintain such insurance in an amount less than the Minimum Liability Insurance Amount, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 747-422 aircraft owned or leased, and operated by Owner.

                  (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Owner may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 4.03(d) hereof, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by Owner of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by Owner of the same type as such non-operating property and which is on the ground and not in operation.

                  (b) Insurance Against Loss or Damage to the Aircraft. (1) Except as provided in clause (2) of this Section 4.03(b), and subject to the provisions of Section 4.03(d) hereof permitting self-insurance, Owner shall maintain or cause to be maintained in effect, at its or any Permitted Lessee's expense, with insurers of recognized reputation and responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, aircraft war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or leased, and operated by Owner (or such Permitted Lessee) on the same routes); provided, that such insurance shall at all times while the Aircraft is subject to this Agreement be for an amount (taking into account self-insurance to the extent permitted by Section 4.03(d) hereof) not less than the Insured Amount for the Aircraft; and provided further, that subject to compliance with Section 4.03(d) hereof, such all-risk property damage insurance covering Engines and Parts while temporarily removed from the Airframe or an airframe of (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Owner). In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, the Indenture Trustee shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Owner or any other third party that is entitled to receive such proceeds.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  All losses will be adjusted by Owner with the insurers; provided, however, that during a period when any Indenture Event of Default shall have occurred and be continuing, Owner shall not agree to any such adjustment without the consent of the Indenture Trustee. As between the Indenture Trustee and Owner, it is agreed that all proceeds of insurance maintained in compliance with the preceding paragraph and received as the result of the occurrence of an Event of Loss will be applied as follows:

                           (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of
         Section 5.01(a) hereof, such payments shall be applied in reduction of Owner's obligation to pay such amounts payable under Section 5.01(a) hereof, if not already paid by Owner, or, if already paid by Owner, shall be applied to reimburse Owner for its payment of such amounts payable under Section 5.01(a) hereof, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Owner (or if directed by Owner, any Permitted Lessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 5.01(a) hereof, such payments shall be paid over to, or retained by, Owner (or if directed by Owner, any Permitted Lessee), provided that Owner shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 5.01(a) hereof with respect to the Event of Loss for which such payments are made; and

                           (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 5.01(b) hereof, such payments shall be paid over to, or retained by, Owner (or if directed by Owner, any Permitted Lessee), provided that either (i) such payments are less than the Loss Payee Amount or (ii) Owner shall have fully performed or, concurrently therewith, will fully perform the terms of Section 5.01(b) hereof with respect to the Event of Loss for which such payments are made.

                  (2) During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 4.03(d) hereof, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Owner of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section 4.03(d) hereof, Owner shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Insured Amount of the Aircraft during such period that the Aircraft is on the ground and not in operation.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (c) Reports, etc. Owner will furnish, or cause to be furnished, to the Indenture Trustee on or before the Closing Date, and each annual renewal of the applicable insurances, a report, signed by AON Risk Services of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to the Indenture Trustee which brokers may be in the regular employ of Owner (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that such insurance complies with the terms hereof; provided that all information contained in the foregoing report shall not be made available by the Indenture Trustee to anyone except (A) to any Noteholder's or to prospective and permitted transferees of Indenture Trustee's or any Noteholder's interest or its respective counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) to the Indenture Trustee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Agreement by the Indenture Trustee; provided, further, that any and all disclosures permitted by clauses (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Owner will cause such Insurance Broker to agree to advise the Indenture Trustee in writing of any act or omission on the part of Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise the Indenture Trustee in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Section 4.03; provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In the event that Owner or any Permitted Lessee shall fail to maintain or cause to be maintained insurance as herein provided, the Indenture Trustee or Pass Through Trustee may, at its sole option, but shall be under no duty to, provide such insurance and, in such event, Owner shall, upon demand, reimburse the Indenture Trustee or Pass Through Trustee, as Supplemental Rent, for the cost thereof to the Indenture Trustee or Pass Through Trustee, as the case may be; provided, however, that no exercise by the Indenture Trustee or Pass Through Trustee, as the case may be, of said option shall affect the provisions of this Agreement, including the provisions that failure by Owner to maintain the prescribed insurance shall constitute an Event of Default.

                  (d) Self-Insurance. Owner may self-insure the risks required to be insured against pursuant to this Section 4.03 under a program applicable to all aircraft (whether owned or leased) in Owner's fleet, but in no case shall the aggregate amount of such self-insurance in regard to Sections 4.03(a) and 4.03(b) hereof exceed for any calendar year, with respect to all of the aircraft (whether owned or leased) in Owner's fleet (including,

                                     [Trust Indenture and Mortgage (1997 747-1)]


without limitation, the Aircraft) the lesser of (A) the highest replacement value of any single aircraft in Owner's fleet or (B) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Owner carries insurance. In addition to the foregoing right to self-insure, Owner (and any Permitted Lessee) may self-insure, to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) the hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

                  (e) Additional Insurance by Owner. Owner (and any Permitted Lessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 4.03.

                  (f) Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 4.03 requiring insurance, the Indenture Trustee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Owner (or any Permitted Lessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.03 (taking into account self-insurance permitted by Section 4.03(d) hereof).

                  (g) Terms of Insurance Policies. Any policies carried in accordance with Sections 4.03(a) and 4.03(b) hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, or, if appropriate (but subject to clause (H) below), loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 4.03(d) hereof, (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty days (seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Owner (or any Permitted Lessee) or any other Person and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Owner (or any Permitted Lessee) or by any other Person, (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured,

                                     [Trust Indenture and Mortgage (1997 747-1)]


(F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H) shall provide that (i) in the event of a loss involving the Aircraft, Airframe, or an Engine for which proceeds are in excess of the Loss Payee Amount, the proceeds in respect of such loss up to the amount of the Insured Amount for the Aircraft shall be payable to the Indenture Trustee, it being understood and agreed that in the case of any payment to the Indenture Trustee otherwise than in respect of an Event of Loss, the Indenture Trustee shall, upon receipt of evidence reasonably satisfactory to it that the damages giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon in accordance with Section 9.04 hereof, to Owner or its order, and (ii) the entire amount of any such loss for which proceeds are equal to or less than the Loss Payee Amount or the amount of any proceeds of any such loss in excess of the Insured Amount for the Aircraft shall be paid to Owner or its order unless a Section 8.01(a)(i), 8.01(e) or 8.01(f) Indenture Default or any Indenture Event of Default shall have occurred and be continuing and the insurers have been notified thereof the Indenture Trustee in which case such proceeds shall be payable to the Indenture Trustee.

                  (h) Application of Payments During Existence of Certain Indenture Events of Default. Any amount referred to in this Section 4.03 which is payable to or retainable by Owner (or any Permitted Lessee) shall not be paid to or retained by Owner (or any Permitted Lessee) if at the time of such payment or retention an Indenture Default of the type described in Section 8.01(a)(i), 8.01(e) or 8.01(f) or any Indenture Event of Default shall have occurred and be continuing, but shall be held by or paid over to Indenture Trustee as security for the obligations of Owner under this Agreement and applied against Owner's obligations hereunder as and when due. At such time as there shall not be continuing any such Indenture Event of Default, such amount shall be paid to Owner to the extent not previously applied in accordance with the preceding sentence.

                  Section 4.04. Inspection. At reasonable times not more often than once in any twelve (12) month period, and upon at least 20 days prior written notice to Owner (provided however that if an Indenture Event of Default shall have occurred and be continuing, any such inspection shall be at reasonable times without any limit on the number of times and upon at least 5 days prior written notice to Owner), the Indenture Trustee or its respective authorized representatives may inspect the Aircraft and inspect and make copies of the books and records of Owner and any Permitted Lessee required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at the Indenture Trustee's risk and expense) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to the Pass Through Trustees and to prospective

                                     [Trust Indenture and Mortgage (1997 747-1)]


and permitted transferees of any Pass Through Trustee's or the Indenture Trustee's interest (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to any Pass Through Trustee's or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, and (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Agreement by the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses (C) and (D) above shall be made only to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Owner's safety and security rules applicable at the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Owner (except in connection with a heavy maintenance visit when a panel, bay or the like is scheduled or required to be open), which consent Owner may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Owner (or any Permitted Lessee). The Indenture Trustee shall have no duty to make any such inspection and shall incur no liability or obligation by reason of not making any such inspection.

                                    ARTICLE 5

                                  EVENT OF LOSS

                  Section 5.01. (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Owner shall (1) forthwith (and in any event, within fifteen days after such occurrence) give the Indenture Trustee written notice of such Event of Loss and (2) within 60 days after such occurrence, give the Indenture Trustee written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in clause (i) below):

                           (i) Not later than the earlier of (x) the Interest Payment Date next succeeding the 100th day following the occurrence of such Event of Loss or (y) the first Interest Payment Date that is at least three Business Days after receipt by the loss payee of the insurance proceeds with respect to such Event of Loss (but not earlier than the first Business Day next succeeding the 65th day following the occurrence of such Event of Loss) (the applicable day being the "Loss Payment Date"), Owner shall, to the extent not paid to the Indenture Trustee as insurance proceeds, pay or cause to be paid to the Indenture Trustee an amount sufficient to redeem the Notes as provided in Section 6.01(b); or

                                     [Trust Indenture and Mortgage (1997 747-1)]


                           (ii) Not later than the Interest Payment Date next succeeding the 100th day following the occurrence of such Event of Loss, Lessee shall substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be, in accordance with the terms hereof, provided that if (A) an Indenture Event of Default shall have occurred and be continuing as of such election date or (B) Lessee shall have elected to make a substitution under this clause (ii) and shall fail for any reason to make such substitution in accordance with the terms hereof, then Lessee shall make the payments required by clause (i) above on such date.

                  At such time as Lessor shall have received the sum of the amounts specified in clause (i) above, the Indenture Trustee shall release from the Lien of this Agreement the Aircraft by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

                  The Owner's right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 5.01(a)(ii) shall be subject to the fulfillment, at the Owner's sole cost and expense, to conditions precedent:

                  (i) on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this Agreement (such date being referred to in this Section 5.01 as the "Replacement Closing Date"), the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Indenture Trustee:

                           (A) an Indenture Supplement covering the Replacement
                  Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Federal Aviation Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 4.01(a)(3), as the case may be;

                           (B) an FAA Bill of Sale (or a comparable document, if
                  any, of another aviation authority, if applicable) covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner;

                           (C) a full warranty (as to title) bill of sale,
                  covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner's option, other evidence of the Owner's ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Indenture Trustee); and

                                     [Trust Indenture and Mortgage (1997 747-1)]


                           (D) Uniform Commercial Code financing statements (or
                  any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 4.01(a)(3)) as are deemed necessary or desirable by counsel for the Indenture Trustee to protect the security interests of the Indenture Trustee in the Replacement Airframe and Replacement Engines, if any;

                  (ii) the Replacement Airframe shall be of the same or an improved make and model as the Airframe replaced and each Replacement Engine shall be an Acceptable Alternate Engine, and the Replacement Airframe and Replacement Engines, if any, have a value and utility at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines were in the condition required by the terms hereof) as evidenced by an appraisal from an independent aircraft appraiser;

                  (iii) the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 4.03 with respect to the Replacement Airframe and Replacement Engines, if any;

                  (iv) the Indenture Trustee at the expense of the Owner, shall have received (acting directly or by authorization to its special counsel) (A) an opinion of counsel to Owner (which may be Owner's General Counsel), addressed to the Indenture Trustee, to the effect that the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Agreement, that all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority (to the extent the same existed immediately prior to the occurrence of such Event of Loss, assuming the Owner was in compliance with all relevant terms hereof) of the security interests in the Airframe, the Engines and title thereto created by this Agreement and that the protections afforded to the Indenture Trustee by Section 1110 of the Bankruptcy Code will not be less than such protections immediately prior to the occurrence of such Event of Loss (assuming the Owner was in compliance with all relevant terms hereof) and (B) an opinion of qualified FAA counsel (or counsel in any jurisdiction outside the Untied States where the Aircraft may be registered in accordance with Section 4.01(a)(3)), addressed to the Indenture Trustee, as to, in the case of FAA counsel, the due recordation of the Indenture Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of the Indenture Trustee in the Replacement Airframe and Replacement Engines, if any, or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes; and

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (v) the Indenture Trustee (acting directly or by authorization to special counsel) shall have received an officer's certificate of Owner stating that, in the opinion of the signer, all conditions precedent provided for in this Section 5.01(a) relating to such replacement have been complied with.

                  Upon satisfaction of all conditions to such substitution, (x) the Indenture Trustee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner's expense, as the Owner shall reasonably request to evidence the release of such replaced Airframe and Engines, if any, from the Lien of this Agreement, (y) the Indenture Trustee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds and proceeds in respect of any Event of Loss giving rise to such replacement. For all purposes hereof, the property so substituted shall after such transfer be deemed to be subjected to the Lien of this Agreement and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein.

                  (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Owner shall forthwith (and in any event, within fifteen days after such occurrence) give the Indenture Trustee written notice thereof and shall, within sixty (60) days after the occurrence of such Event of Loss, substitute an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens) in as good an operating condition as, the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with this Agreement) and cause such Acceptable Alternate Engine to be subjected to the Lien of this Agreement. The Owner's right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner's sole cost and expense and the Indenture Trustee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

                  (i) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Indenture
         Trustee:

                           (A) an Indenture Supplement covering the Replacement
                  Engine, which shall have been duly filed for recordation pursuant to the Federal Aviation Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Engine is a part is registered in accordance with Section 4.01(a)(3), as the case may be;

                                     [Trust Indenture and Mortgage (1997 747-1)]


                           (B) a full warranty bill of sale (as to title)
                  covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the Owner's option, other evidence of the Owner's ownership of such Replacement Engine, reasonably satisfactory to the Indenture Trustee); and

                           (C) Uniform Commercial Code financing statements
                  covering the security interests created by this Agreement (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Indenture Trustee to protect the security interests of the Indenture Trustee in the Replacement Engine;

                  (ii) the Owner shall cause to be delivered to the Indenture Trustee, if requested by it, an opinion of counsel (which may be Owner's General Counsel) to the effect that the Lien of this Agreement continues to be in full force and effect with respect to the Replacement Engine; and

                  (iii) the Owner shall deliver to the Indenture Trustee an officer's certificate stating that in the opinion of such signer, all conditions precedent provided for in this Section 5.01(b) relating to such replacement have been complied with.

                  Upon satisfaction of all conditions to such substitution, (x) the Indenture Trustee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner's expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Agreement, (y) the Indenture Trustee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds and proceeds in respect of any Event of Loss giving rise to such replacement. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed to be subjected to the Lien of this Agreement and shall be deemed an "Engine."

                  (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds the application of which is provided for in Section 4.03) received at any time by the Indenture Trustee or by Owner from any governmental authority or other Person with respect to an Event of Loss, other than a requisition for use by the United States Government or other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied as follows:

                      (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon),
         (A) unless the same are replaced pursuant to the last paragraph of
         Section 5.01(a), such payments as shall not

                                     [Trust Indenture and Mortgage (1997 747-1)]


         exceed the amounts payable under Section 5.01(a) hereof required to be paid by Owner pursuant to Section 5.01(a), shall be applied in reduction of Owner's obligation to pay the amounts payable under
         Section 5.01(a) hereof, if not already paid by Owner, or, if already paid by Owner, shall be applied to reimburse Owner for its payment of such amounts, and following the foregoing application, the balance, if any, of such payments shall be paid over to, or retained by, Owner; or
         (B) if such property is replaced pursuant to the last paragraph of
         Section 5.01(a), such payments shall be paid over to or retained by, Owner; provided, that Owner shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 5.01(a) with respect to the Event of Loss for which such payments are made; and

                      (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 5.01(b) hereof, such payments shall be paid over to, or retained by, Owner, provided that either (x) such payments are less than the Loss Payee Amount or (y) Owner shall have fully performed, or concurrently therewith will perform, the terms of Section 5.01(b) with respect to the Event of Loss for which such payments are made.

                  (d) Requisition for Use of the Aircraft by the United States Government or Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Owner shall promptly notify the Indenture Trustee of such requisition, and all of Owner's obligations under this Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by the Indenture Trustee or Owner from such government for the use of such Airframe and Engines or engines shall be paid over to, or retained by, Owner (or, if directed by Owner, any Permitted Lessee).

                  (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)), Owner shall replace (or cause any Permitted Lessee to replace) such Engine hereunder and Indenture Trustee and Owner (or Permitted Lessee as the case may be) shall comply with the terms of Section 5.01(b) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon compliance with
Section 5.01(b) hereof, any payments received by Indenture Trustee or Owner from such government with respect to such requisition shall be paid over to, or retained by Owner.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (f) Application of Payments During Existence of Certain Indenture Defaults and Events of Default. Any amount referred to in this Section
5.01 which is payable to or retainable by Owner (or any Permitted Lessee) shall not be paid to or retained by Owner (or any Permitted Lessee) if at the time of such payment or retention an Indenture Default of the type described in Section 8.01(a)(i), 8.01(e) or 8.01(f) or any Indenture Event of Default shall have occurred and be continuing, but shall be held by or paid over to Indenture Trustee as security for the obligations of Owner (or such Permitted Lessee) under this Agreement and applied against Owner's obligations hereunder as and when due. At such time as there shall not be continuing any such Indenture Event of Default, such amount shall be paid to Owner to the extent not previously applied in accordance with the preceding sentence.

                  Section 5.02. Liens. The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe on any Engine or any interest therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

                                    ARTICLE 6

                          REDEMPTION OF EQUIPMENT NOTES

                  Section 6.01. Redemption of Equipment Notes upon Certain Events. (a) If there shall be an Event of Loss to the Aircraft or Airframe and the Aircraft or Airframe is not replaced pursuant to Section 5.01(a)(ii), each outstanding Equipment Note shall be redeemed in whole at a price (the "Redemption Price") equal to 100% of the outstanding principal amount of such Equipment Note, together with accrued and unpaid interest thereon to but excluding the applicable Redemption Date and Break Amount, if any. No Make-Whole Amount shall be payable in connection with a redemption under this
Section 6.01.

                  (b) Each of the Series A and Series B Equipment Notes may be redeemed by the Owner on any date, upon notice as specified in Section 6.02, and in such event, each outstanding Equipment Note of such Series shall be redeemed in whole at a Redemption Price to 100% of the outstanding principal amount of such Equipment Note, together with accrued and unpaid interest thereon to but excluding the applicable Redemption Date plus Break Amount, if any, and/or Make-Whole Amount, if any, payable with respect thereto. The Series C Equipment Notes may not be redeemed by the Owner.

                  Section 6.02. Notice of Redemption to Noteholders. Irrevocable notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 26 nor




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                                     [Trust Indenture and Mortgage (1997 747-1)]


more than 60 days prior to the Redemption Date, to each Noteholder of Equipment Notes to be redeemed or purchased, at such Noteholder's address appearing in the Register.

                  All notices of redemption shall state:

                  (1) the Redemption Date;

                  (2) the applicable basis for determining the Redemption Price;

                  (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Equipment Note, and that interest on Equipment Notes shall cease to accrue on and after such Redemption Date;

                  (4) the amount of Break Amount, if any, payable with respect to such redemption;

                  (5) the amount of Make-Whole Amount, if any, payable with respect to such redemption; and

                  (6) the place or places where such Equipment Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Equipment Notes to be redeemed shall be given by the Indenture Trustee.

                  Section 6.03. Deposit of Redemption Price. On or before the Redemption Date, the Owner shall, to the extent an amount equal to the Redemption Price for the Equipment Notes to be redeemed on the Redemption Date shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent by 11:00 a.m., Chicago time, in immediately available funds the Redemption Price of the Equipment Notes to be redeemed on the Redemption Date.

                  Section 6.04. Equipment Notes Payable on Redemption Date. Notice of redemption or purchase having been given as aforesaid, the Equipment Notes shall, on the applicable Redemption Date, become due and payable at the Corporate Trust Department of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.03, and from and after such Redemption Date (unless there shall be a default in the deposit of the Redemption Price pursuant to Section 6.03) any Equipment Notes then outstanding shall cease to bear interest or be deemed to be outstanding for any purpose. Upon surrender of any such Equipment Note for redemption in accordance with said notice such Equipment Note shall be paid at the Redemption Price.


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                                     [Trust Indenture and Mortgage (1997 747-1)]


                  If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate applicable to such Equipment Note.


                                    ARTICLE 7

                       MATTERS CONCERNING UNCLAIMED MONIES

                  Section 7.01. Repayment of Monies for Equipment Note Payments Held by the Indenture Trustee. Any money held by the Indenture Trustee or any Paying Agent in trust for any payment of the principal of, Break Amount, if any, Make-Whole Amount, if any, or interest on any Equipment Note, including without limitation any money deposited pursuant to Section 6.03 or Article 10 and remaining unclaimed for two years after the due date for such payment, shall be paid to the Owner. The Noteholders of any outstanding Equipment Notes shall thereafter, as unsecured general creditors, look only to the Owner for payment thereof, and all liability of the Indenture Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; provided that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Owner cause to be mailed to each such Noteholder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Owner as provided herein.

                                    ARTICLE 8

                              DEFAULTS AND REMEDIES

                  Section 8.01. Indenture Events of Default. The following events shall constitute "Indenture Events of Default" under this Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) Owner shall fail to pay (i) any amount of interest on, Break Amount, if any, Make-Whole Amount, if any, or principal of any Equipment Note when due and payable (whether upon redemption or purchase, final maturity, acceleration or otherwise) and such failure shall continue unremedied for 10 days after such amount shall have become due and payable or (ii) any other amount payable by Owner hereunder or under the Participation Agreement when due and payable and such




                                       55
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                                     [Trust Indenture and Mortgage (1997 747-1)]


         failure shall continue unremedied for more than 20 Business Days after receipt by Owner of written notice from the Indenture Trustee; or

                  (b) Owner shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section
         4.03 hereof; provided that such lapse or cancellation shall not constitute an Indenture Event of Default until the earlier of (i) 30 days after receipt by the Indenture Trustee of written notice of such lapse or cancellation or (ii) the date that such lapse or cancellation is effective as to the Indenture Trustee; or

                  (c) Owner shall have failed to perform or observe (or caused to be performed and observed) in any material respect any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of 60 days after receipt by Owner of written notice thereof from Indenture Trustee; provided, however, that if Owner shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Owner in attempting to cure such failure, such failure is not cured within said 60-day period there shall exist no Indenture Event of Default under this Section 8.01 so long as Owner is proceeding with due diligence to cure such failure and such failure is in fact cured within 360 days; or

                  (d) any representation or warranty made by Owner herein or in any Operative Document shall prove to have been incorrect in any material respect at the time made and shall remain material at the time in question; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of 60 days after the receipt by Owner of a written notice from Indenture Trustee or, subject to Section 2.6 of the Intercreditor Agreement, holders of 25% in outstanding principal amount of Equipment Notes advising Owner of the existence of such incorrectness; or

                  (e) the commencement of an involuntary case or other proceeding in respect of Owner in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Owner or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of ninety (90) consecutive days or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Owner as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Owner, a receiver, trustee





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                                     [Trust Indenture and Mortgage (1997 747-1)]


         or liquidator of Owner, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Owner and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

                  (f) the commencement by Owner of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Owner to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Owner or for all or substantially all of its property, or the making by Owner of any assignment for the benefit of creditors or Owner shall take any corporate action to authorize any of the foregoing; or

                  (g) Owner shall fail to maintain its status as a Certificated Air Carrier and such failure shall continue for 5 consecutive Business Days;

provided, however, that, notwithstanding anything to the contrary contained in this Section 8.01, any failure of Owner to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Indenture Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Owner is continuing to comply with all of the terms of Section 5.01 hereof.

                  Section 8.02. Acceleration; Rescission and Annulment. If an Indenture Event of Default under Section 8.01(e) or 8.01(f) shall have occurred and is continuing, then the principal of the all Equipment Notes, together with accrued but unpaid interest thereon, and all other amounts due thereunder and hereunder shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived, and if any other Indenture Event of Default occurs and is continuing, the Indenture Trustee may (and shall, subject to Section 2.6 of the Intercreditor Agreement, upon receipt of a written demand therefor from the holders of 25% in outstanding principal amount of Equipment Notes of Noteholders), by notice to the Owner declare the principal of all the Equipment Notes to be immediately due and payable. Upon such declaration, the principal of all Equipment Notes together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal has been made or duly provided for, and Break Amount, if any, but without Make-Whole Amount, shall be immediately due and payable without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Indenture Estate, the Indenture Trustee may (and shall upon receipt of a written demand therefor from a Majority in Interest of Noteholders) by notice to the Owner, rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal




                                       57
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                                     [Trust Indenture and Mortgage (1997 747-1)]


on any Equipment Notes which have become due otherwise than by such declaration and any interest thereon and interest due or past due, if any, and all sums due and payable to the Indenture Trustee have been deposited with the Indenture Trustee, (ii) the rescission would not conflict with any judgment or decree and
(iii) all existing Indenture Defaults and Indenture Events of Default under this Agreement have been cured or waived except nonpayment of principal of, or interest on, the Equipment Notes that has become due solely because of such acceleration. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  Section 8.03. Other Remedies Available to Indenture Trustee.
(a) After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as holder of a security interest in the Aircraft or Engines may, and when required pursuant to the provisions of Article 9 shall, exercise, any or all of the rights and powers and pursue any and all of the remedies accorded to a secured party under applicable law, may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate and may exclude the Owner and all Persons claiming under any of them wholly or partly therefrom.

                  (b) After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, the Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner, at least 30 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction or private sale, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that, notwithstanding any provision herein to the contrary, the Indenture Trustee may not provide the notice provided for above of its intention to sell any of the Indenture Estate, exercise remedies against the Indenture Estate seeking to deprive the Owner of its rights therein unless a declaration of acceleration has been made pursuant to Section 8.02 or the Equipment Notes have otherwise theretofore become due and payable through redemption or otherwise. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Noteholder or Noteholders of any Equipment Notes, or any interest therein, may bid and become the purchaser at any such sale and each Noteholder shall be entitled at any sale to credit against any purchase price bid at such sale by such Noteholder all or any part of the unpaid Secured Obligations owing to such Noteholder secured by the Lien of this Agreement. The Indenture




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                                   [Trust Indenture and Mortgage (1997 747-1)]


Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the Noteholders may exercise such right without notice to the Noteholders or including the Noteholders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate.

                  (c) If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall also be entitled to pursue all or any part of the Indenture Estate wherever it may be found and may enter any of the premises of the Owner or any other Person wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of any item of the Indenture Estate pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, insure, operate, store, lease, control or manage the Indenture Estate, and to carry on business and exercise all rights and powers of the Owner relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control or management of the Indenture Estate or any part thereof. The Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including
Rent), issues, profits, products, revenues or other income pursuant to this
Section 8.03(c). In accordance with the terms of this Section 8.03(c), such tolls, rents (including Rent), issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Agreement, including this Section 8.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

                  If an Indenture Event of Default occurs and is continuing and the Indenture Trustee shall have obtained possession of or title to the Aircraft, the Indenture Trustee shall not be obligated to use or operate the Aircraft or cause the Aircraft to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of the Aircraft by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to the



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                                     [Trust Indenture and Mortgage (1997 747-1)]


Aircraft and for public liability and property damage resulting from use or operation of the Aircraft and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Noteholders or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

                  (d) Subject to Sections 8.03(b), the Indenture Trustee may proceed to protect and enforce this Agreement and the Equipment Notes by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

                  (e) Each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

                  (f) Notwithstanding anything contained herein to the contrary, so long as the Subordination Agent (acting on behalf of the Pass Through Trustees) or any Pass Through Trustee is a Noteholder, the Indenture Trustee is not authorized or empowered to acquire title to the Indenture Estate, or to take any action with respect to any of the Indenture Estate so acquired by it, if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

                  Section 8.04. Waiver of Existing Defaults. The Majority in Interest of Noteholders by notice to the Indenture Trustee may waive on behalf of the Noteholders an existing Indenture Default or Indenture Event of Default and its consequences except (i) an Indenture Default or Indenture Event of Default in the payment of the principal of or interest on any Equipment Note or
(ii) in respect of a covenant or provision hereof which pursuant to Section
11.02 can not be amended or modified without the consent of each Noteholder affected thereby.



                                       60
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                                    [Trust Indenture and Mortgage (1997 747-1)]


                  Section 8.05. Control by Majority. (a) Except as otherwise expressly provided herein, the Majority in Interest of Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it by this Agreement. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of the Noteholders so affected, or that would subject the Indenture Trustee to personal liability.

                  Section 8.06. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Agreement the right of any Noteholder to receive payment of principal of, Break Amount, if any, Make-Whole Amount, if any, and interest on such Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

                  Section 8.07. Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Noteholders allowed in any judicial proceedings relating to any obligor on the Equipment Notes, its creditors, or its property.


                                    ARTICLE 9

                                INDENTURE TRUSTEE

                  Section 9.01. Duties of Indenture Trustee. (a) The Indenture Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (b) Subject to the provisions of Sections 2.08 and 9.04, the Indenture Trustee shall not be liable for interest on any money received except as otherwise provided in any other Operative Document. Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

                  Section 9.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.



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                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an officer's certificate or an opinion of counsel from the Owner after which it will take such action or refrain from acting as it deems appropriate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith and in accordance herewith in reliance on a resolution of the Board of Directors of the Owner, the written advice of counsel acceptable to the Owner and the Indenture Trustee, officer's certificate or opinions of counsel provided by the Owner.

                  (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care; provided that, no such agents shall be appointed by the Indenture Trustee without the consent of the Owner, such consent not to be unreasonably withheld.

                  (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) If an Indenture Event of Default under this Agreement has occurred and is continuing, the Indenture Trustee shall exercise its rights and powers under this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  Section 9.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Equipment Notes and may otherwise deal with the Owner or an Affiliate of the Owner or a subsidiary of the Owner with the same rights it would have if it were not the Indenture Trustee. Any Agent may do the same with like rights.

                  Section 9.04. Funds May Be Held by Indenture Trustee or Paying Agent; Investments. Any monies (including without limitation for purpose of this Section 9.04 Permitted Investments constituting the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate, until paid out by the Indenture Trustee or the Paying Agent as herein provided, (i) subject to clause (ii) below, may be carried by the Indenture Trustee or the Paying Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $75,000,000, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such monies except as otherwise agreed in writing or (ii) at any time and from time to time, at the request of the Owner, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such



                                       62
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                                     [Trust Indenture and Mortgage (1997 747-1)]


Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate until so sold; provided that the Owner shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Owner, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 9.04. All Permitted Investments held by the Indenture Trustee or the Paying Agent pursuant to this Section 9.04 shall either be (a) registered in the name of, payable to the order of, or specially indorsed to, the Indenture Trustee or the Paying Agent, as the case may be, or (b) held in an Eligible Account. For purposes of this Section 9.04, "Eligible Account" means an account established by and with an Eligible Institution at the request of the Indenture Trustee or the Paying Agent, as the case may be, which institution agrees, for all purposes of the applicable Uniform Commercial Code ("UCC") including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Indenture Trustee or the Paying Agent, as the case may be, shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) the Eligible Institution will comply with all entitlement orders issued by the Indenture Trustee or the Paying Agent, as the case may be, to the exclusion of the Owner, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of Illinois. For purposes of this Section 9.04, "Eligible Institution" means the corporate trust department of (a) First Security Bank, National Association, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

                  Section 9.05. Notice of Defaults. If an Indenture Default or Indenture Event of Default under this Agreement occurs and is continuing and the Indenture Trustee has actual knowledge of same, the Indenture Trustee shall (i) promptly send written notice thereof to the Owner and (ii) within 90 days after the occurrence of an Indenture Event of Default, mail to each Noteholder notice of all uncured Indenture Events of Default under this Agreement. Except in the case of a default in the payment of the principal of, Break Amount, if any, Make-Whole Amount, if any, or interest on any Equipment Note, the Indenture Trustee shall be protected in withholding the notice required under clause (ii) above if and so long as the executive committee or trust committee of directors of the Indenture Trustee and/or other responsible officers thereof in good faith determines that withholding such notice is in the best interests of the Noteholders.



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                                     [Trust Indenture and Mortgage (1997 747-1)]


                 Section 9.06. Compensation and Indemnity. The Indenture Trustee shall not be required to take any action or refrain from taking any action under
Section 9.05 (other than the first sentence thereof) or Article 8 hereof unless the Indenture Trustee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Noteholders. The Indenture Trustee agrees that it shall look solely to the Noteholders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause "First" of Section 3.03 hereof) owed to it pursuant to this Section 9.06. The Indenture Trustee shall not be under any obligation to take any action under this Agreement or any other Operative Document and nothing herein or therein shall require the Indenture Trustee to expend or risk its own funds or otherwise incur the risk of any financial ability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under Section 9.05 (other than the first sentence thereof) or Article 8 hereof, nor shall any other provision of this Agreement or any other Operative Document be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

                  Section 9.07. Replacement of Indenture Trustee. (a) The resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

                  (b) The Indenture Trustee may resign by giving at least 30 days' prior written notice to the Owner. A Majority in Interest of Noteholders may remove the Indenture Trustee by giving at least 30 days' prior written notice to the Indenture Trustee and the Owner and may appoint a successor Indenture Trustee for such Equipment Notes with the Owner's consent. The Owner may remove the Indenture Trustee at any time no Indenture Default under Section 8.01(a), (e) or (f) or any Indenture Event of Default shall have occurred and be continuing, if the Owner determines in its reasonable business judgment that such removal would be appropriate or if:

                  (1) the Indenture Trustee fails to comply with Section 9.09;

                  (2) the Indenture Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or

                  (4) the Indenture Trustee becomes incapable of acting.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (c) If a vacancy exists in the office of Indenture Trustee for any reason, the Owner shall promptly appoint a successor Indenture Trustee.

                  (d) If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Owner or a Majority in Interest of Noteholders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                  (e) If the Indenture Trustee fails to comply with Section 9.09, any Noteholder may petition any court of competent jurisdiction for the removal of such Indenture Trustee and the appointment of a successor Indenture Trustee.

                  (f) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Owner. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee for which the successor Indenture Trustee is to be acting as Indenture Trustee under this Agreement. The retiring Indenture Trustee shall promptly transfer all property and all books and records relating to the administration of the Indenture Estate held by it as Indenture Trustee to the successor Indenture Trustee. The Indenture Trustee shall give notice of each appointment of a successor Indenture Trustee to the Noteholders, by mailing written notice of such event by first-class mail to the Noteholders.

                  Section 9.08. Successor Indenture Trustee, Agents by Merger, etc. If the Indenture Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Indenture Trustee or Agent, as the case may be.

                  Section 9.09. Eligibility; Disqualification. This Agreement shall at all times have an Indenture Trustee which (i) shall have a combined capital and surplus of at least $75,000,000 or (ii) shall have a combined capital and surplus in excess of $7,500,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000, and which, in any case, shall be a Citizen of the United States. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial, or District of Columbia supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Indenture Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

                  Section 9.10. Trustee's Liens. The Indenture Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all Liens ("Trustee's Liens") on the Indenture Estate which are either (i) attributable to the Indenture Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Operative Documents, or (ii) which are attributable to the Indenture Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are not expressly contemplated by this Agreement.

                                   ARTICLE 10

                         TERMINATION OF TRUST INDENTURE

                  Section 10.01. Termination of Trust Indenture. Upon (or at any time after):

                  (x) payment in full of the outstanding principal amount of, Break Amount, if any, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that all other Secured Obligations due to the Noteholders and the Indenture Indemnitees shall have been satisfied or paid in full; or

                  (y) at any time after there has been irrevocably deposited (except as provided in Section 10.04) with the Indenture Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, (1) money in an amount, or (2) Permitted Investments which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or (3) a combination of money and Permitted Investments referred to in the foregoing clause (2), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay in full the outstanding principal amount of, Break Amount, if any, Make-Whole Amount, if any, and interest on the Equipment Notes on the dates such amounts are due (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit); provided, however, that

                  (A) upon the making of the deposit referred to above in this clause (y), the right of the Owner to cause the redemption of Equipment Notes (except a redemption in respect of which irrevocable notice has theretofore been given) shall terminate;

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (B) the Owner has delivered to the Indenture Trustee an officer's certificate and an opinion of counsel to the effect that there has been published by the Internal Revenue Service a ruling to the effect that Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Owner of its option under Clause (y) of this Section 10.01 and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such option had not been exercised;

                  (C) all other amounts then due and payable hereunder have been paid; and

                  (D) the Owner has delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Agreement contemplated by this Section 10.01 have been complied with;

the Owner shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and all other property included in the Indenture Estate from the Lien of this Agreement and the Indenture Trustee shall execute and deliver such instrument as aforesaid; provided, however, that this Agreement and the trusts created hereby shall earlier terminate and this Agreement shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property constituting part of the Indenture Estate and the final distribution by the Indenture Trustee of all monies or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

                  Section 10.02. Survival of Certain Obligations.
Notwithstanding the provisions of Section 10.01, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.08, Section 7.01, Section 9.10, Section 10.03 and Section 10.04, and the other rights, duties, immunities and privileges hereunder of the Indenture Trustee shall survive.

                  Section 10.03. Monies to Be Held in Trust. All moneys and Permitted Investments deposited with the Indenture Trustee pursuant to Section
10.01 shall be held in trust and applied by it, in accordance with the provisions of the Equipment Notes and this Agreement, to the payment either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders, of all sums due and to become due thereon for principal, Break Amount, if any, Make-Whole Amount, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  Section 10.04. Monies to Be Returned to Owner Trustee. The Indenture Trustee and any Paying Agent shall promptly pay or return to the Owner upon request of the Owner any money or Permitted Investments held by them at any time that are not required for the payment of the amounts described above in
Section 10.03 on the Equipment Notes for which money or Permitted Investments have been deposited pursuant to Section 10.01.

                                   ARTICLE 11

                             AMENDMENTS AND WAIVERS

                  Section 11.01. Amendments to this Agreement Without Consent of Noteholders. The Owner and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Noteholder for any of the following purposes:

                  (1) to correct any mistake or cure any ambiguity, defect or inconsistency herein or in the Equipment Notes or to make any change not inconsistent with the provisions hereof; provided that such change does not adversely affect the interests of any Noteholder;

                  (2) to evidence the succession of another party as the Owner in accordance with the terms of the Trust Agreement or to evidence (in accordance with Article 9) the succession of a new trustee hereunder, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;

                  (3) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Noteholders;

                  (4) to correct or amplify the description of any property at any time subject to the Lien of this Agreement or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Agreement or to subject to the Lien of this Agreement the Airframe or Engines or airframe or engines substituted for the Airframe or Engines in accordance herewith;

                  (5) to add to the covenants of the Owner, for the benefit of the Noteholders, or to surrender any rights or power herein conferred upon the Owner;

                  (6) to add to the rights of the Noteholders;

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (7) to provide for the issuance of Series D Equipment Notes and Pass Through Certificates issued by the Class D Pass Through Trust and to make changes relating thereto, provided that the Series D Equipment Notes are issued in accordance with the terms hereof and of the Participation Agreement; or

                  (8) to provide for the re-issuance of any Series of Equipment Notes that has previously been prepaid pursuant to Section 6.01(b), provided that such Series of Equipment Notes is issued in accordance with the Series hereof; or

                  (9) to include on the Equipment Notes any legend as may be required by applicable law.

                  Section 11.02. Amendments to this Agreement with Consent of Noteholders. (a) With the written consent of a Majority in Interest of Noteholders, the Owner and the Indenture Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Agreement or of any such supplemental agreements or to modify the rights of the Noteholders; provided, however, that, an amendment under this
Section 11.02 may not without the consent of each of the Noteholders of the applicable Series of Equipment Notes and, in the case of the Series A or Series B Equipment Notes, the applicable Primary Liquidity Provider:

                  (1) reduce the principal amount of, Break Amount, if any, Make-Whole Amount, if any, or any installment of interest on, such Series of Equipment Notes; or

                  (2) change the date on which any principal amount of, any Amortization Amount payable with respect to, Break Amount, if any, Make-Whole Amount, if any, or interest on such Series of Equipment Notes, is due or payable; or

                  (3) with respect to each Series of Equipment Notes, create any Lien on the Indenture Estate prior to or pari passu with the Lien thereon under this Agreement except such as are permitted by this Agreement, or deprive any Noteholder of the benefit of the Lien on the Indenture Estate created by this Agreement; or

                  (4) with respect to such Series of Equipment Notes, reduce the percentage in principal amount of the outstanding Equipment Notes, the consent of whose Noteholders is required for any such supplemental agreement, or the consent of whose Noteholders is required for any waiver (of compliance with certain provisions of this Agreement or of certain defaults hereunder or their consequences) provided for in this Agreement; or

                  (5) make any change in Article 3, Article 6, Section 8.01 (except to add Indenture Events of Default) or this Section 11.02(a).

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  (b) It is not necessary under this Section 11.02 for the Noteholders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

                  (c) Promptly after the execution by the Owner and the Indenture Trustee of any supplemental agreement pursuant to the provisions of this Section 11.02, the Indenture Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Noteholders, as the names and addresses of such Noteholders appear on the Register. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

                  Section 11.03. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder, even if notation of the consent is not made on any Equipment Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Equipment
Note if the Indenture Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder affected by such amendment or waiver.

                  Section 11.04. Notation on or Exchange of Equipment Notes. The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Equipment Note thereafter executed. The Indenture Trustee in exchange for such Equipment Notes may execute new Equipment Notes that reflect the amendment or waiver.

                  Section 11.05. Indenture Trustee Protected. The Indenture Trustee need not sign any supplemental agreement that adversely affects its rights.

                  Section 11.06. Amendments, Waivers, etc. of Other Operative Documents. (a) Subject to Section 11.01, without the consent of a Majority in Interest of Noteholders, the respective parties to the Participation Agreement may not modify, amend or supplement such agreement, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that, without the consent of the Indenture Trustee or any Noteholder, the Participation Agreement may be modified, amended or supplemented in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Agreement, or to make any other provision with respect to matters or questions arising thereunder or under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided the making of any such other provision shall not adversely affect the interests of the Noteholders.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  Section 11.07. Notices to Primary Liquidity Providers. Any request made to any Noteholder for consent to any amendment or supplement pursuant to this Article 11 shall be promptly furnished by the Indenture Trustee to each Primary Liquidity Provider.


                                   ARTICLE 12

                                  MISCELLANEOUS

                  Section 12.01. Notices. (a) Unless otherwise specifically provided for herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by hand-delivery, overnight courier service, mail, or telecopier (to be confirmed by hand delivery, overnight courier service or mail) addressed as indicated below and any such notice shall be effective, in the case of hand-delivery, when delivered, in the case of overnight courier service, one Business Day after delivery with charges paid to a courier service with instructions for overnight delivery, in the case of mail, three Business Days after delivery to the postal service with certified or registered mail charges paid, and, in the case of telecopier, upon confirmed transmittal:

                  if to the Owner, to:

                           United Air Lines, Inc.
                           P.O. Box 66100
                           Chicago, Illinois  60666
                           Attention:  Vice President and Treasurer
                           Telecopier:  (847) 700-7117

                  or if by overnight courier, to:

                           1200 East Algonquin Road
                           Elk Grove Township, Illinois  60007
                           Attention:  Vice President and Treasurer
                           Telecopier:  (847) 700-7117

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  if to the Indenture Trustee, to:

                           First Security Bank,
                             National Association
                           79 South Main Street
                           Salt Lake City, Utah  84111
                           Attention:  Corporate Trust Department
                           Telecopier:  (801) 246-5053


                  (b) The Owner or the Indenture Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  (c) Any notice or communication to the Noteholders shall be mailed by first-class mail to the respective addresses for the Noteholders shown on the Register kept by the Registrar and to addresses filed with the Indenture Trustee for other Noteholders. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Noteholders of such Equipment Notes of that or any other Series entitled to receive notice.

                  (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

                  (e) If the Owner mails a notice or communication to the Noteholders, it shall mail a copy to the Indenture Trustee and to the Paying Agent at the same time.

                  Section 12.02. GOVERNING LAW. THIS AGREEMENT AND THE EQUIPMENT NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

                  Section 12.03. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.


                                      * * *

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereunto duly authorized.


                                   UNITED AIR LINES, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   FIRST SECURITY BANK,
                                     NATIONAL ASSOCIATION,
                                      as Indenture Trustee

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT A
                                                         to Trust Indenture and
                                                                       Mortgage


                             FORM OF EQUIPMENT NOTES

           THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO
          THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT
           NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT
            AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH
                           REGISTRATIONS IS AVAILABLE.

                             UNITED AIR LINES, INC.

         SERIES [______] EQUIPMENT NOTE DUE [_____] ISSUED IN CONNECTION
          WITH THE BOEING MODEL ________ AIRCRAFT BEARING UNITED STATES
                           REGISTRATION NUMBER N_____.


No.______                                              Date:  [___________,____]


Original Principal Amount                    Maturity Date
-------------------------                    -------------
$____________________                        _____________


                  UNITED AIR LINES, INC., a Delaware corporation ("Owner") for value received, hereby promises to pay to __________________________________, or registered assigns, the principal sum of _____________________________ Dollars ($_____________) in installments, one such installment to be due and payable on each Payment Date, each such installment to be in an amount equal to the amount set forth in Schedule 1 hereto, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall accrue with respect to each Interest Period at the Applicable Rate (calculated on the basis of a year of 360 days and the actual number of days elapsed) in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date this Equipment Note is paid in full. Interest shall be payable with respect to the first but not the last day of each Interest Period. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment

                                     [Trust Indenture and Mortgage (1997 747-1)]


under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, interest at the then Applicable Rate shall accrue on the amount of such payment during such extension.

                  For purposes hereof, the term "Indenture" means the Trust Indenture and Mortgage (1997 747-1) dated as of December 23, 1997), between the Owner and First Security Bank, National Association (the "Indenture Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Indenture.

                  This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days and the actual number of days elapsed) on any overdue principal amount, any overdue Break Amount, if any, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

                  [The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement as more particularly set forth in the fourth paragraph of Section 2.01 of the Indenture.](1)

                  This Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Equipment Note has been executed on behalf of the Owner by the manual or facsimile signature of an authorized officer of the Owner, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

                  This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner pursuant to the terms of the Indenture. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its Corporate Trust Department) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner, the Indenture Trustee and the Noteholders of the Equipment Notes, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Noteholder hereof agrees by its acceptance of this Equipment Note.

----------
(1)   To be inserted only in the case of a Series A or Series B Equipment Note.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  This Equipment Note is subject to redemption, refinancing, purchase or prepayment as provided in Article 6 of the Indenture but not otherwise.

                  If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Equipment Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  As provided in the Indenture, in certain circumstances this Equipment Note is transferable, and upon surrender of this Equipment Note for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Noteholder or his attorney duly authorized in writing, one or more new Equipment Notes of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                  The Equipment Notes are issuable only as registered Equipment Notes. As provided in the Indenture and subject to certain limitations therein set forth, Equipment Notes are exchangeable for a like aggregate principal amount of Equipment Notes of the same series, maturity and type and of authorized denominations, as requested by the Noteholder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose. No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment for registration of transfer of this Equipment Note, the Owner, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name this Equipment Note is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Equipment Note and for all other purposes whatsoever whether or not this Equipment Note be overdue, and neither the Owner, the Indenture Trustee, the Paying Agent nor the Registrar shall be affected by notice to the contrary.

                  [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Indenture) in respect of

                                     [Trust Indenture and Mortgage (1997 747-1)]


[Series A Equipment Notes](2) [Series A and Series B Equipment Notes](3) [Series A, Series B and Series C Equipment Notes](4) and this Equipment Note is issued subject to such provisions. The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions and each other provision applicable to it in the Indenture, the Note Purchase Agreement, the Participation Agreement and each other Fundamental Document and the Participation Agreement, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

                  AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS EQUIPMENT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.


                                      * * *





----------
(2) To be inserted in the case of a Series B Equipment Note.
(3) To be inserted in the case of a Series C Equipment Note.
(4) To be inserted in the case of a Series D Equipment Note.

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be duly executed.



                                                 UNITED AIR LINES, INC.


                                                 By:
                                                    ----------------------------
                                                    Title:

                                     [Trust Indenture and Mortgage (1997 747-1)]


                  INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Equipment Notes referred to in the within-mentioned Indenture.


                                     FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION,
                                       as Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Authorized officer and signatory

                                     [Trust Indenture and Mortgage (1997 747-1)]


                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

         Payment Date                       Principal Amount (Expressed as a
         ------------                    Percentage of Original Principal Amount
                                         ---------------------------------------


                [SEE EXHIBIT [B-1] [B-2] [B-3] [B-4] TO INDENTURE
                        WHICH IS INSERTED UPON ISSUANCE]


                                      * * *

                                     [Trust Indenture and Mortgage (1997 747-1)]



                                                                       EXHIBIT D
                                                              to Trust Indenture
                                                                    and Mortgage


              TRUST INDENTURE AND MORTGAGE SUPPLEMENT (1997 747-1)


                  This TRUST INDENTURE AND MORTGAGE SUPPLEMENT (1997 747-1) dated December __, 1997 (herein called the "Indenture Supplement") between UNITED AIR LINES, INC., a Delaware corporation (herein called the "Owner") and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association as Indenture Trustee (the "Indenture Trustee").

                                   WITNESSETH:

                  WHEREAS, the Trust Indenture and Mortgage (1997 747-1), dated as of December 23, 1997 (herein called the "Indenture"), between the Owner and Indenture Trustee, provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

                  WHEREAS, the Indenture relates to the Airframe and Engines described below, and a counterpart of the Indenture is attached hereto and made a part hereof and this Indenture Supplement, together with such counterpart of the Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document;

                  NOW, THEREFORE, this Indenture Supplement Witnesseth, that to secure the prompt payment of the principal of, Break Amount, if any, Make-Whole Amount, if any, and interest on, and all other amounts due with respect to, all Equipment Notes from time to time outstanding under the Indenture and the performance and observance by the Owner of all the agreements, covenants and provisions contained in the Indenture and in the Participation Agreement, for the benefit of the Noteholders, and each of the Indenture Indemnitees, and the prompt payment of any and all amounts from time to time owing hereunder, under the Lease and under the Participation Agreement by the Owner Trustee, the Owner Participant or the Lessee to the Noteholders and the Indenture Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture, and of the acceptance of the Equipment Notes by the Noteholders, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and

                                     [Trust Indenture and Mortgage (1997 747-1)]

confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Noteholders and the Indenture Indemnitees from time to time, a first priority security interest in the following described property:

                                    AIRFRAME

                       One Airframe Identified as follows:

                                          FAA
                                       Registration             Manufacturer's
Manufacturer            Model            Number                 Serial Number
------------            -----          -------------            -------------
The Boeing Company    747-422            N_____                    _____

together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of the Indenture shall not be applicable to such Part pursuant to the provisions of the Indenture.

                                AIRCRAFT ENGINES

Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to the Airframe or any other airframe, identified as follows:

   Manufacturer                  Model                          Serial Number
   ------------                  -----                          --------------
  Pratt & Whitney               PW____                             _______
  Pratt & Whitney               PW____                             _______

in each case, together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, unless the Lien of the Indenture shall not be applicable to such Part pursuant to the provisions of the Indenture.

                  TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Indenture Trustee and the Noteholders from time to time of the Equipment Notes outstanding, except as provided in Section 2.10 and Article 3 of the Indenture, without any preference, distinction or priority of any one Equipment Note over any other by reason of series, priority of time of issue, sale, negotiation, date of maturity

                                     [Trust Indenture and Mortgage (1997 747-1)]


thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

                  This Indenture Supplement shall be construed as a supplemental Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.


                                    * * *

                                     [Trust Indenture and Mortgage (1997 747-1)]

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.


                                      UNITED AIR LINES, INC.


                                      By:
                                         ---------------------------------------
                                      Title:




                                      FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION,
                                          as Indenture Trustee


                                      By:
                                         ---------------------------------------
                                      Title: